Exhibit 10.10


                                 LOAN AGREEMENT

                                  BY AND AMONG

                       INDIANAPOLIS POWER & LIGHT COMPANY,

                               ABN AMRO BANK N.V.

                    UNION PLANTERS BANK NATIONAL ASSOCIATION

                                       AND

           OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO

                                       AND

                   ABN AMRO BANK N.V., AS ADMINISTRATIVE AGENT


                                 $30,000,000.00

                             Dated November 1, 2000

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I

  DEFINITIONS AND ACCOUNTING AND OTHER TERMS...................................1
  Section 1.1.      Certain Defined Terms......................................1
  Section 1.2.      Accounting Terms...........................................4
  Section 1.3.      Other Terms................................................5

ARTICLE II

  AMOUNT AND TERMS OF THE LOANS................................................5
  Section 2.1.      Advances...................................................5
           (A)      Amount.....................................................5
           (B)      Notice and Manner of Borrowing.............................5
           (C)      Interest...................................................6
           (D)      Payments...................................................6
           (E)      Maturity...................................................7
           (F)      Extension..................................................7
           (G)      The Agent..................................................7
           (H)      Optional Reduction of Commitment..........................10
  Section 2.2.      Notations.................................................10
  Section 2.3.      Computation of Interest...................................11
  Section 2.4.      Time of Payments and Prepayments in
                        Immediately Available Funds and Setoff................11
           (A)      Time......................................................11
           (B)      Setoff....................................................11
           (C)      Unconditional Obligations and No Deductions...............12
  Section 2.5.      Payment on Non-Business Days..............................12
  Section 2.6.      Use of Proceeds...........................................12
  Section 2.7.      Loan Advancements and Payments............................12
  Section 2.8.      Facility Fee..............................................12
  Section 2.9.      Reimbursement of Costs....................................13
  Section 2.10.     Conversion................................................13
  Section 2.11.     Increased Costs...........................................13
  Section 2.12.     Illegality................................................14

ARTICLE III

  CONDITIONS OF LENDING.......................................................14
  Section 3.1.      Conditions Precedent to all Advances......................14
  Section 3.2.      Necessary Documents.......................................14

ARTICLE IV

  REPRESENTATIONS AND WARRANTIES..............................................15
  Section 4.1.      Representations and Warranties of Borrower................15
           (A)      Organization and Existence................................15
           (B)      Authorization and Absence of Defaults.....................15
           (C)      Acquisition of Consents...................................16
           (D)      Validity and Enforceability...............................16
           (E)      Financial Information.....................................16
           (F)      No Litigation.............................................16
           (G)      Regulation U..............................................16
           (H)      Absence of Adverse Agreements.............................17
           (I)      Taxes.....................................................17
           (J)      Ownership of Properties...................................17
           (K)      Accuracy of Representations and Warranties................17
           (L)      No Investment Company.....................................17
           (M)      Solvency..................................................17
           (N)      Licenses, Registrations, and Compliance with Laws.........18
           (O)      Principal Place of Business; Books and Records............18
           (P)      Title to Assets and Properties............................18
           (Q)      Material Adverse Change...................................18

ARTICLE V

  COVENANTS OF BORROWER.......................................................18
  Section 5.1.      Affirmative Covenants of Borrower
                        Other Than Reporting Requirements.....................18
           (A)      Payment of Taxes..........................................19
           (B)      Preservation of Existence.................................19
           (C)      Compliance with Laws......................................19
           (D)      Visitation Rights.........................................19
           (E)      Keening of Records and Books of Account...................19
           (F)      Maintenance of Properties.................................20
           (G)      Other Documents...........................................20
           (H)      Environmental Liability...................................20
           (I)      Additional Assurances.....................................20
           (J)      Purposes..................................................21
           (K)      ERISA Compliance..........................................21
  Section 5.2.      Negative Covenants of Borrower............................21
           (A)      Liens.....................................................21
           (B)      Assumptions or Guaranties of Indebtedness.................22
           (C)      Dissolution...............................................23
           (D)      Sale of Assets............................................23
           (E)      Change in Nature of Business..............................23
           (F)      Sale and Leaseback........................................23
           (G)      Sale of Accounts..........................................23
           (H)      Indebtedness..............................................23
           (I)      Other Agreements..........................................24
           (J)      Payment or Prepayment of Other Loans......................24
           (K)      Change of Fiscal Year.....................................24
           (L)      Subordination of Claims...................................24
           (M)      Dividends.................................................24
           (N)      Capital Expenditures......................................24
           (O)      Financial Covenants.......................................25
  Section 5.3.      Reporting Requirements....................................25

ARTICLE VI

  EVENTS OF DEFAULT...........................................................27
  Section 6.1.      Events of Default.........................................27

ARTICLE VII

  REMEDIES OF BANK............................................................28

ARTICLE VIII

  MISCELLANEOUS...............................................................29
  Section 8.1.      Consent to Jurisdiction and Service of Process............29
  Section 8.2.      Rights and Remedies Cumulative............................30
  Section 8.3.      Delay or Omission Not Waiver..............................30
  Section 8.4.      Amendments................................................30
  Section 8.5.      Addresses for Notices.....................................30
  Section 8.6.      Costs, Expenses, and Taxes................................31
  Section 8.7.      Participations............................................32
  Section 8.8.      Binding Effect; Assignment................................32
  Section 8.9.      Actual Knowledge..........................................33
  Section 8.10.     Governing Law.............................................33
  Section 8.11.     Severability of Provisions................................33
  Section 8.12.     Headings..................................................33

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is effective as of November 1, 2000, by and among INDIANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation with its principal place of business at One Monument Circle, Indianapolis, Indiana 46204 ("Borrower"), each of the financial institutions from time to time party hereto (each a "Bank" and collectively, the "Banks"), and ABN AMRO Bank N.V. in its capacity as administrative agent for the Banks.

                          W I T N E S S E T H T H A T:

     WHEREAS, the Borrower desires to obtain the several commitments of the Banks to make available a revolving credit for loans as described herein; and

     WHEREAS,  the Banks are willing to extend such several  commitments subject
to  all  of  the  terms  and   conditions   hereof  and  on  the  basis  of  the
representations and warranties hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Banks, Agent and Borrower agree as follows:

                                   ARTICLE I

                   DEFINITIONS AND ACCOUNTING AND OTHER TERMS

     Section 1.1. Certain Defined Terms. As used in this Agreement, the following words, terms and/or phrases shall have the following meanings and such meanings shall be applicable to both the singular and plural forms of the terms defined:

     "ABN AMRO" means ABN AMRO Bank N.V.

     "ABN AMRO Note" means the Revolving Line of Credit Promissory Note (Unsecured) in the amount of Fifteen Million and No/100 Dollars ($15,000,000.00) dated effective as of November 1, 2000 executed by Borrower in favor of ABN AMRO in its capacity as a Bank substantially in the form (with appropriate insertions) of Exhibit A attached to this Agreement, and any replacement or substitute promissory note issued by Borrower to ABN AMRO pursuant to this Agreement.

     "Agent" means ABN AMRO in its capacity as administrative agent for the Banks and not in its individual capacity as a Bank, including any successors or assigns.

     "Aggregate   Commitment"   means   Thirty   Million   and  No/100   Dollars
($30,000,000.00), representing the aggregate of the Commitments of the Banks.

     "Agreement" means this Loan Agreement, as from time to time amended or restated in accordance with the terms hereof.

     "A.M." means a time from and including 12:00 midnight on any Business Day to but not including 12:00 noon on such Business Day using Chicago, Illinois time.

     "Bank" or "Banks" has the meaning assigned in the first paragraph of this Agreement, including respective successors and assigns of each Bank.

     "Base Rate" means the fluctuating rate of interest which is publicly announced from time to time by the Agent at its principal place of business as being its "Prime Rate" or "Base Rate" thereafter in effect, with each change in the Base Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Base Rate is not necessarily the lowest rate of interest then available on fluctuating rate loans.

     "Borrower" has the meaning assigned in the first paragraph of this Agreement.

     "Business Day" means any day which is not (a) a Saturday, Sunday or legal holiday on which banking institutions in the State of Indiana, State of Illinois or the city in which the office of Agent is located is authorized to remain closed, or (b) a day on which the New York Stock Exchange is closed

     "Closing Date" means November 1, 2000.

     "Commitment" means for each Bank, its commitment to make the Loan as set forth in Article II hereof up to the maximum outstanding amount set forth therein and as such amount may be reduced from time to time in accordance with the terms of this Agreement.

     "Default" means an event or condition which with the giving of notice or lapse of time or both would become an Event of Default.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "Events of Default" has the meaning assigned in Section 6.1 of this Agreement.

     "Exhibit" means, when followed by a letter, the exhibit attached to this Agreement bearing that letter and by such reference fully incorporated in this Agreement.

     "FDIC Assessment Rate" means the rate (rounded upward, if necessary, to the nearest 1/100 of one percent (.01%)) equal to the rate at which premiums for deposit insurance are then charged by the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits at offices of Bank.

     "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Bank from three (3) Federal funds brokers of recognized standing selected by it. If for any reason Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of Bank to obtain sufficient quotations in accordance with the terms thereof, the Floating Rate shall be determined without regard to the Federal Funds Effective Rate, until the circumstances giving rise to such inability no longer exist.

     "Financing Documents" means, collectively, this Agreement, the Notes, and each other agreement, instrument or document now or hereafter executed and delivered in connection herewith or therewith.

     "Fixed Rate" means the rate per annum as quoted by Agent (with the consent of each Bank) at the time of a Loan which rate shall be fixed up to one hundred eighty (180) days.

     "Fixed Rate Loan" means a Loan which bears interest at the Fixed Rate as quoted by the Agent (with the consent of each Bank).

     "Floating Rate" means the rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (.0625%)) equal to the greater of (a) the Base Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-quarter (1/4) of one percent (1%) per annum.

     "Floating  Rate Loan"  means a Loan which bears  interest  at the  Floating
Rate.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

     "Indebtedness" means all obligations and liabilities of Borrower to any Person (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or payable, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise. Indebtedness includes, without limiting the generality of the foregoing: (a) obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by Borrower even though Borrower has not assumed or become liable for the payment therefor; and (b) obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used and/or acquired by Borrower, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property.

     "Interest Period" means with respect to any Loan, the period (not exceeding 180 days) as quoted by the Agent (with the consent of each Bank) mutually agreed to by the Agent, Banks and Borrower commencing on the date of the Loan.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrances, liens (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement) having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the applicable Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

     "Loans" shall have the meaning assigned in Section 2.1(A) of this Agreement.

     "Loan Request" shall have the meaning set forth in Section 2.7 of this Agreement.

     "Notes" means collectively the ABN AMRO Note, the Union Planters Note and all other promissory notes of Borrower from time to time issued to Banks under the terms of this Agreement.

     "P.M." means a time from and including 12:00 noon on any Business Day to the end of such Business Day using Chicago, Illinois time.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulatory Change" means (a) any change after the Closing Date in United States federal, state or foreign laws, regulations, treaties or directives (including Regulation D of the Board of Governors of the Federal Reserve System), (b) any change in the interpretation of the foregoing by any governmental authority charged with the administration or interpretation thereof, or (c) any change in the manner in which existing guidelines of any federal or state governmental authority are enforced.

     "Section" means, when followed by a number, the section or subsection of this Agreement bearing that number.

     "Termination Date" means October 31, 2001, as the same may be extended pursuant to the terms hereof or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Union Planters" means Union Planters Bank, National Association

     "Union Planters Note" means the Revolving Line of Credit Promissory Note (Unsecured) in the amount of Fifteen Million and no/100ths Dollars ($15,000,000.00) dated effective as of November 1, 2000 executed by Borrower in favor of Union Planters substantially in the form (with appropriate insertions) of Exhibit A attached to this Agreement, and any replacement or substitute promissory note issued by Borrower to Union Planters pursuant to this Agreement.

     Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, calculations of amounts for the purposes of calculating any financial covenants or ratios hereunder shall be made in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

     Section 1.3. Other Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

     Section 2.1. Loans.

          (A) Amount. From and including the date hereof and prior to the Termination Date, each Bank agrees, subject to the terms and conditions of this Agreement, as amended from time to time, including but not limited to the conditions precedent contained in Section 3.1 hereof, and provided that a Default or an Event of Default is not then in existence or would not then be created thereby, to make loans (singly and collectively herein referred to as a "Loan" and the "Loans") to Borrower, from time to time, in amounts not to exceed in the aggregate at any one time outstanding, the amount of the Aggregate Commitment. The Commitments of the Banks shall be several and not joint. On the Closing Date the Commitments of ABN AMRO and Union Planters, the sole Banks on the Closing Date, are each Fifteen Million Dollars ($15,000,000.00). Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow under the Notes at any time prior to the Termination Date. In accordance with the terms of this Agreement, at Borrower's option, borrowings may be either (i) Floating Rate Loans in principal amounts of One Million Dollars ($1,000,000.00) or integral multiples of $100,000, or (ii) Fixed Rate Loans in principal amounts of One Million Dollars ($1,000,000.00) or integral multiples of $100,000; provided however, that the Borrower understands and agrees that the Banks have no obligation to quote Fixed Rates or to make Fixed Rate Loans available to the Borrower.

          (B) Notice and Manner of Borrowing.

               (i) Borrower shall give Agent written, telephonic or facsimile notice, prior to 12:00 noon, Chicago, Illinois time, on the date of borrowing for each Loan, specifying the amount, the date, and the type (Floating Rate or Fixed Rate) of the Loan, and with respect to Fixed Rate Loans, the Interest Period requested therefor.

               (ii) Agent shall  promptly  notify each Bank upon receipt of Loan
                    Request from Borrower specifying the portion of such Loan to be funded by each Bank, the interest rate, the Interest Period and the date of borrowing. Subject to each Bank's approval of the Interest Period and Fixed Rate, in the case of each Fixed Rate, each Loan or renewal thereof shall be made on a Pro Rata basis by Banks and each Bank's portion of each Loan shall be determined by application of (i) the percentage each Bank's Commitment comprises of the Aggregate Commitment to (ii) the total amount of the Loan. Provided that each Bank is given the notice required in this Section 2.1(B)(iii) by 12:00 p.m. (Noon) Chicago, Illinois time, each Bank agrees that it will make the funds which it is to advance hereunder available to Agent not later than 2:00 p.m. Chicago, Illinois time on the date such Loan is to be made. Agent will thereupon advance to Borrower the amount so received from Banks unless Agent shall determine that any condition precedent applicable to the Loan shall not be fulfilled as of the date of such Loan. Subject to the provisions of Article III hereof, the proceeds of each Loan shall be made available to the Borrower at the principal office of the Agent in Chicago, Illinois in immediately available funds upon receipt by Agent from each Bank of its share of such Loan. All notices (including requests for Loans) sent by Borrower to Agent and received by Agent after 12:00 p.m. (Noon) Chicago, Illinois time (or such other time as is specified in any Section hereof) on a Business Day shall be deemed received on the next succeeding Business Day.

               (iii)Absent   contrary   notice  from  Borrower  by  12:00  noon,
                    Chicago, Illinois time, one Business Day prior to the last day of the Interest Period for each Fixed Rate Loan, Borrower shall, at Agent's option, be deemed to have given Agent notice at such time pursuant to Section 2.1(B) hereof to the effect that Borrower requests that the Banks make the Loan to Borrower on such date at the Floating Rate in an aggregate principal amount equal to the aggregate principal amount of the Loan becoming due and payable on such date.

          (C) Interest. Interest shall accrue on the Loans subject to and in accordance with the terms and conditions of this Agreement and the Notes as follows:

               (i)  Floating Rate Loans - At the Floating Rate; or

               (ii) Fixed Rate Loans - At the Fixed Rate as quoted by the Banks;

     provided, however, that with respect to any Loan or portion thereof which is not paid when due, such Loan shall accrue interest at a rate per annum equal to the lesser of (i) 4% plus the Base Rate or (ii) the maximum rate of interest permitted by applicable law.

          (D) Payments. Payments of interest on the Loan shall be due and payable commencing on December 1, 2000 and continuing thereafter on the first day of each subsequent month and on the Termination Date. In the discretion of either Borrower or Agent, Borrower may pay accrued but unpaid interest on the last day of the Interest Period applicable to any Loan.

          The principal amount of all Floating Rate Loans shall be due and payable on the Termination Date, subject to the extension provisions set forth in Section 2.1(F) hereof. The principal amount of each Fixed Rate Loan shall be due and payable on the last day of the Interest Period applicable thereto.

          Floating Rate Loans may be prepaid in full or in part (if in part, in the amount of $1,000,000 or an integral multiple of $100,000) at any time. Fixed Rate Loans may be prepaid in full or in part (if in part, in the amount of $1,000,000 or an integral multiple of $100,000) as follows:

               (i)  On the last day of an Interest Period for the Loan, upon one
                    (1) prior Business Day's notice to Agent ; or

               (ii) On any other Business Day, upon one (1) prior Business Day's notice to Agent, and provided Borrower shall pay to each Bank, on its demand, as compensation for a Bank's cost of reemploying funds acquired by such Bank to fund the Loan, an amount determined by such Bank in its sole discretion, equal to the excess, if any, of (a) the additional interest which, but for the prepayment, would have been payable on the prepaid Loan from the date of prepayment until the last day of the then current Interest Period applicable to the Loan, over (b) the interest amount, as reasonably determined by such Bank, that such Bank would have bid for deposits of alike amount for a period from the date of prepayment until the last day of the then current Interest Period applicable to that Loan.

          (E) Final Maturity. Subject to the extension provisions of Section 2.1(F) hereof, if not sooner paid or accelerated pursuant to the terms of the Notes or this Agreement, the balance of the unpaid principal and all accrued and unpaid interest of the Loans and all other amounts owing hereunder shall be due and payable on the Termination Date.

          (F) Extension. This Agreement will be reviewed by Banks on or before each date occurring thirty (30) days prior to the Termination Date then in effect for purposes of considering extending the maturity of this Agreement and the Loans by an additional one (1) year period. Any such extension shall be at the Banks' sole discretion and shall be documented in a writing signed by the Agent, the Banks and the Borrower, which writing shall set forth the date to which the Agreement is being extended. This Agreement and the Loans will not be extended, and shall not be deemed extended, absent a writing described in the preceding sentence signed by such parties.

          (G) The Agent. Borrower acknowledges the existence of limitations in Agent's authority but shall be entitled to rely upon the authority of the Agent as conferred by this Section 2.1(G) and otherwise specified in this Agreement.

               (i) Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Agent to act as its representative hereunder and under the Notes to receive payments made in respect of the Notes with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee or fiduciary for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or for any failure by Borrower to perform any of its obligations hereunder. The Agent may employ agents and attorneys and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

               (ii) Reliance by Agent.  The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, cable or telecopy) received by it in connection with this Agreement believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this
                    Agreement,  Agent shall in all cases be fully  protected  in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Banks, and such institutions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

               (iii)Defaults.  The Agent  shall not be deemed to have  knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on the Notes or any other amount payable hereunder) unless Agent has received written notice or other written documentation from a Bank or from Borrower indicating that a Default has occurred. In the event that Agent received such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such
                    non-payment).   The  Agent  shall   (subject  to  subsection
                    (G)(vii) hereof) take such action with respect to such Default as shall be directed by the Banks.

               (iv) Rights as a Bank.  With  respect to the Notes,  Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower as if it were not acting as Agent, and Agent may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks except as specified herein.

               (v) Indemnification. The Banks agree to indemnify Agent ratably in accordance with their respective shares of the aggregate principal amount of the Loans for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other documents contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Agent.

               (vi) Non-Reliance on Agent and other Banks. Each Bank agrees that it has, independently and without reliance on Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of Borrower unless an inspection of the properties or books is required in writing by the Banks.

               (vii)Failure  to Act.  Except for action  expressly  required  of
                    Agent hereunder, Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.

               (viii)   Resignation   or  Removal  of  Agent.   Subject  to  the
                    appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and Borrower. Upon such resignation, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks or such successor shall not have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation or after the removal of the Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in the United States and having a combined capital and surplus of at least One Hundred Million and No/100 Dollars ($100,000,000.00). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be
                    discharged   from  its  duties  and   obligations  as  Agent
                    hereunder. After retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section (G) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

               (ix) Amendment of Agreement.  The Agent agrees for the benefit of the Banks that it shall not execute any amendment, modification, waiver, or extension to this Agreement without the consent of the Banks required pursuant to Section 8.4 hereof.

          (H) Optional Reduction of Commitment.

               (i) The Borrower may, from time to time, permanently reduce the Aggregate Commitment in whole, or in part ratably among the Banks, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of the minimum amount (unless the Aggregate Commitment is reduced in whole), upon at least one (1) Business Day's written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Loans.

               (ii) All  accrued   commitment  fees  shall  be  payable  on  the
                    effective date of any termination of the obligations of the Banks to make Loans hereunder.

     Section 2.2. Notations. At the time of the making of any Loan evidenced by the Notes and each payment or prepayment of principal, interest, fees and other sums due in connection with this Agreement and/or the Notes, a Bank may enter upon its records an appropriate notation evidencing such Loan and/or such payment or prepayment. No failure to make any such notation shall affect Borrower's unconditional obligations to repay the Loans and all interest, fees and other sums due in connection with this Agreement and/or the Notes in full, nor shall any such failure, standing alone, constitute grounds for disproving a payment by Borrower. However, in the absence of manifest error, such notations and a Bank's records containing such notations shall constitute presumptive evidence of the facts stated therein, including without limitation, the outstanding amount of the Loan and all amounts due and owing to a Bank at any time. Any such notations and a Bank's records containing such notations may be introduced in evidence in any judicial or administrative proceeding relating to this Agreement, the Loans or the Notes.

     Section 2.3. Computation of Interest. Interest due under this Agreement and under the Notes shall be computed for the actual number of days elapsed on the basis of a 360 day year of twelve 30 day months.

     Section 2.4. Time of Payments and Prepayments in Immediately Available Funds and Setoff.

          (A) Time. All payments and prepayments of principal, fees, interest and any other amounts owed from time to time under this Agreement and/or under the Notes shall be made to Agent at the address referred to in
     Section 8.5, or such other address as Agent may notify Borrower, in Dollars and in immediately available funds prior to 2:30 P.M. on the Business Day that such payment is due. Borrower hereby irrevocably authorizes Agent, if and to the extent payment of any installment of principal, interest and/or fees hereunder and/or under the Notes is not made when due, to charge against any of Borrower's accounts with a Bank an amount equal to the amount thereof not paid when due. Any such payment or prepayment which is received by Agent in Dollars and in immediately available funds after 2:30 P.M. on a Business Day shall be deemed received for all purposes of this Agreement on the next succeeding Business Day except that solely for the purpose of determining whether a Default has occurred under Section 6.1, any such payment or prepayment if received by Agent prior to the close of Agent's business on a Business Day shall be deemed received on such Business Day.

          (B) Setoff. Upon the occurrence of any Event of Default (including any applicable cure period) and during the continuance of any Event of Default, Agent or any Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to setoff and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other indebtedness at any time owing by Agent or any Bank to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or the Notes irrespective of whether or not any Bank shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. The Agent and Banks agree to promptly notify Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Agent and Banks under this Section 2.4(B) are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which Agent and Banks may have.

          (C) Unconditional Obligations and No Deductions. Borrower's obligation to make all payments provided for in this Agreement and/or the Notes shall be unconditional. Each such payment shall be made without deduction for any claim, defense or offset of any type, including without limitation any withholdings and other deductions on account of income or other taxes and regardless of whether any claims, defenses or offsets of any type exist.

     Section 2.5. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of fees, if any, and interest under this Agreement and under the Notes.

     Section 2.6. Use of Proceeds. Borrower shall use the proceeds of the Loans for Borrower's working capital needs, to support Borrower's commercial paper program and to provide for Borrower's temporary liquidity needs (including daylight overdrafts).

     Section 2.7. Loan Advancements and Payments. Subject to the terms of this Agreement Banks shall make Loans as requested by Borrower and in accordance with the following notice procedures. Borrower shall give Agent a telephonic request and notice for any Loan (the "Loan Request") in accordance with the terms of
Section 2.1(B) and shall specify the date, the type of Loan, the Interest Period requested therefor and amount of such Loan and shall otherwise be in such form as Agent may require from time to time.

     Section 2.8. Facility Fee. Borrower shall pay to Agent for the ratable account of the Banks a facility fee in a sum equal to the following:

                   S&P Rating          Moody's Rating        Facility Fee Rate
                   ----------          --------------        -----------------
                  Greater than          Greater than          Basis Points of
                  or Equal to:           or Equal to:       Aggregate Commitment
  Level I            A                     A2                      10
  Level II           A-                    A3                      12.5
  Level III          BBB+                  Baa1                    15
  Level IV           BBB                   Baa2                    20
  Level V            BBB-                  Baa3                    25

("Facility Fee") as of the date of this Agreement and shall pay such Facility Fee quarterly in arrears commencing December 31, 2000 and on the last day of each calendar quarter thereafter while the Loan is outstanding, computed for the number of actual days elapsed on a 360 day year, as the case may be, with each Bank receiving a pro-rata portion of such fee based upon the amount of its portion of the Commitment. For purposes of this Section 2.8, "Basis Point" means one-one hundredth of one percent (.01%). In the event that the S&P Rating and Moody's Rating are not at the same Level, the applicable Facility Fee Rate shall be determined on the basis of the higher of the two ratings unless there is more than one Level differential between such ratings in which event the applicable Facility Fee Rate shall be determined using the average of such Facility Fee Rates.

     Section 2.9. Reimbursement of Costs. Borrower agrees to reimburse Agent for all costs (including, but not limited to, reasonable legal fees, accountants' fees, recording fees, filing fees, title searches, lien searches, title insurance and credit investigations) incurred by Agent in connection with the Loans made hereunder.

     Section 2.10. Conversion. Provided that no Event of Default shall have occurred, Borrower may, upon three Business Days' notice to Agent and prior to 12:00 noon, Chicago time, on such date, convert all or part of any Loan from one interest rate option to another as follows:

          (A)  from a Floating Rate to a Fixed Rate at any time; or

          (B) from a Fixed Rate to a Floating Rate on the last day of an Interest Period;

Any such conversion hereunder shall constitute a prepayment of the particular Loan and shall be subject to the prepayment penalty provided for in Section 2.1(D) hereof. A notice converting an Loan to a Fixed Rate shall specify the Interest Period.

     Section 2.11. Increased Costs. With respect to any outstanding Indebtedness of Borrower, if any Regulatory Change shall:

          (A) subject any Bank to any tax with respect to that Loan (other than tax on or measured by such Bank's net income); or

          (B) change the basis of taxation to any Bank (other than a change of tax on or measured by such Bank's net income) of payments of principal or interest in respect of that Loan; or

          (C) impose or modify any reserve, special deposit, deposit insurance or similar requirement relating to any assets of, deposits with, or loans by any Bank used to fund that Loan; or

          (D) impose any other similar obligation on any Bank with respect to that Loan;

and the result is to increase the cost to any Bank of making or maintaining that Loan or to reduce the amount receivable by such Bank with respect to that Loan, in either event by an amount which such Bank reasonably deems material, then, and in any such case:

          (E) such Bank shall promptly notify Borrower of the happening of the above-described event; and

          (F) Borrower shall pay to such Bank on demand as additional interest such amount as will compensate such Bank for the additional cost or reduction, calculated from the date of notification by such Bank, and may, at its option, within seven Business Days after receipt of such notification, (1) notify Agent and Bank in accordance with Section 2.1(D) of its intent to prepay the Loan, and thereafter prepay the Loan in accordance with Section 2.1(D) with such amount as will compensate such Bank for the additional cost or reduction calculated from the date of notification by, such Bank, to and including the date of prepayment; or (2) notify Agent in accordance with Section 2.10 of its intent to convert the affected Loan to another interest rate option unaffected by the Regulatory Change.

A certificate as to the increased cost or reduced amount resulting to Bank from any Regulatory Change as described above shall be submitted by such Bank to Agent and Borrower along with its notification under subsection (E) above. In the absence of manifest error, the certificate shall be conclusive as to the amount shown thereon if determined on a reasonable basis.

     Section 2.12. Illegality. In the event that it becomes unlawful for any Bank to (a) honor its obligations to make any Fixed Rate Loan, or (b) maintain any Fixed Rate Loan, such Bank shall promptly notify the Agent and Borrower thereof and such Bank's obligation to make the affected type of Loan and to convert other types of Loans into that type of Loan shall be suspended until such time as such Bank may again legally make and maintain the affected type of Loan, and Borrower shall, on the last day of the then current Interest Period for that Loan (or on such earlier date as such Bank may reasonably specify to Borrower, but in no event earlier than seven Business Days after receipt of such Bank's notification), either notify such Bank and Agent and thereafter prepay the Loan in accordance with Section 2.1(D), or notify such Bank and Agent and thereafter convert the Loan into another type or types of Loan(s) in accordance with Section 2.10.

                                  ARTICLE III

                              CONDITIONS OF LENDING

     Section 3.1. Conditions Precedent to all Loans. The obligation of Banks to make any Loan is subject to performance by Borrower of all of its obligations under this Agreement and to the satisfaction of the conditions precedent that all legal matters incidental to the Loan shall be satisfactory to counsel for Agent and that the following conditions shall be met:

          (A) Borrower's compliance, from the date hereof, with the affirmative covenants contained in Section 5.1 of this Agreement;

          (B) the  representations  and warranties of the Borrower  contained in
     Section 4.1 of this Agreement are true and accurate; and

          (C) that no Default or Event of Default is then in existence or would then be created thereby.

     Section 3.2. Necessary Documents. The obligation of Agent to make the initial Loan is subject to the receipt by Agent on or before the Closing Date of all of the following, each dated the Closing Date or another date prior to the Closing Date acceptable to Agent and each to be in the form and substance approved by Agent on the date on which this Agreement is executed and delivered by Borrower and Agent:

          (A) the Notes and any other documents required herein;

          (B) a Certificate of Existence from the Secretary of State of Indiana, dated not more than five (5) days before the Closing Date, stating that Borrower is duly organized and existing under the laws of the State of Indiana;

          (C) payment to Agent of the fees specified in this Agreement as being payable on the Closing Date;

          (D) such other information about Borrower and/or its assets, business and/or financial condition as Agent or Banks may reasonably request;

          (E) evidence required by Agent or Banks to establish that Borrower has the authority to enter into this Agreement and that all Financing Documents executed in connection with the Loans will be valid and binding obligations of the Borrower, fully enforceable with their respective terms under applicable law. Such evidence shall include, without limitation, resolutions of the board of directors of Borrower, a certificate of the Secretary of the Borrower certifying the same;

          (F) certified copies of Borrower's Articles of Incorporation, By-Laws and all amendments thereto;

          (G) an opinion of Borrower's counsel acceptable to the banks;

          (H) a written certificate of the Secretary of the Borrower as to the names and signatures of the officers of Borrower authorized to sign this Agreement and the Notes and other documents to be executed and delivered pursuant hereto; and

          (I) copies of any necessary regulatory approvals of Borrower.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties of Borrower. Borrower represents and warrants to Agent and Banks that, after giving effect to the Loans and the application of the proceeds thereof (which representations and warranties shall survive the making of the Loans and the termination of this Agreement) as follows:

          (A) Organization and Existence. Borrower is a corporation, duly organized and validly existing under the laws of the state of its incorporation or organization and is duly qualified to do business in all jurisdictions in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the financial condition or business of Borrower and has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under the Financing Documents.

          (B) Authorization and Absence of Defaults. The execution, delivery and performance by Borrower of the Financing Documents have been duly authorized by all necessary corporate and governmental action and do not and will not (i) require any consent or approval of the shareholders or board of directors of Borrower which has not been obtained, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower and/or the Articles of Incorporation or By-Laws, where applicable, of Borrower, (iii) result in a material breach of or constitute a material default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected, except where the failure to be in compliance is immaterial to the financial condition or business of Borrower; or (iv) result in, or require, the creation or imposition of any Lien on any of its properties or revenues. Borrower is in compliance with any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except where the failure to be in compliance is immaterial to the financial condition or business of Borrower.

          (C)  Acquisition of Consents.  No  authorization,  consent,  approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution and delivery to Banks or performance by Borrower of any Financing Documents, other than those already obtained and copies of which have been provided to Agent and Banks pursuant to Section 3.2(H) hereof.

          (D) Validity and Enforceability. Each of the Financing Documents when delivered hereunder will constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

          (E) Financial Information. All financial statements and other financial data which have been or will be furnished by Borrower are, and will be, true and correct and reflect, or will reflect when delivered in the future, fairly the financial condition of the Borrower and have been or will be, prepared in accordance with GAAP consistently applied except for changes as required by GAAP. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long term commitments outside the ordinary course of business, or unrealized or anticipated losses from any unfavorable commitments which are material with respect to the financial condition, affairs, prospects or business of Borrower except as reflected or provided for in such financial statements.

          (F) No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to Borrower would draw into question the legal existence of Borrower and/or the validity, authorization and/or enforceability of the Financing Documents and/or any provision thereof and/or could have a material adverse effect on the financial condition, properties, or operations of Borrower.

          (G) Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR, Part 221), does not own and has no present intention of acquiring any such margin stock or a "margin security" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR, Part 207). None of the proceeds of the Loans will be used directly or indirectly by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any such margin security or margin stock or for any other purpose which might constitute the transaction contemplated hereby a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities and Exchange Act of 1934, as amended, or any rules or regulations promulgated under either said statute.

          (H) Absence of Adverse Agreements. Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any corporate or partnership restriction which would alter the manner in which Borrower does business and which would have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of Borrower or on the ability of Borrower to carry out its obligations under the Financing Documents.

          (I) Taxes. Borrower has filed all tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof.

          (J) Ownership of Properties. Borrower owns all of its properties and assets free and clear of all Liens, except those not prohibited under
     Section 5.2(A) of this Agreement.

          (K) Accuracy of Representations and Warranties. None of Borrower's representations or warranties set forth in this Agreement or in any document or certificate taken together with any related document or certificate furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made, not misleading; except that unless provided otherwise any such document or certificate which is dated speaks as of the date stated and not the present.

          (L) No Investment Company. Borrower is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, which is required to register thereunder.

          (M) Solvency. After giving effect to the consummation of the Loan as of the time this representation and warranty is given, Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property having a value both at fair valuation and at fair saleable value in the ordinary course of Borrower's business greater than the amount required to pay its Indebtedness, including, for this purpose, unliquidated and disputed claims. Borrower will not be rendered insolvent by the execution and delivery of this Agreement and the consummation of any transactions contemplated herein.

          (N) Licenses, Registrations, and Compliance with Laws. Borrower, to the best of its knowledge, has all permits, governmental licenses, registrations, and approvals material to carrying out its businesses as presently conducted and as required by law or the rules and regulations of any federal, foreign governmental, state, county, or local association, corporation, or governmental agency, body, instrumentality, or commission having jurisdiction over Borrower, including, but not limited to the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission, and analogous and related state and foreign agencies. There is no material violation or material failure of compliance or allegation of such violation or failure of compliance on the part of Borrower with any of the foregoing permits, licenses, registrations, approvals, rules or regulations, and there is no action, proceeding, or investigation pending or, to the knowledge of Borrower, threatened, nor has Borrower received any notice of such which might result in the termination or suspension of any such permit, license, registration, or approval.

          (O) Principal Place of Business; Books and Records. Borrower's chief executive office is located at Borrower's address set forth in Section 8.5. All of Borrower's books and records are kept at one or more of its addresses set forth in Section 8.5.

          (P) Title to Assets and Properties. Borrower has good and marketable title to all of its properties and assets owned as of the date of this Agreement and to all properties and assets acquired by Borrower thereafter and prior to the date hereof except such imperfections in title, if any, that do not materially interfere with the present or proposed use of such property or otherwise materially impair business operations.

          (Q) Material Adverse Change. There has been no material adverse change in Borrower's condition, financial or otherwise, from the date of the financial statements and other financial data dated June 30, 2000, provided to Agent and Banks, up to and including the Closing Date.

                                   ARTICLE V

                              COVENANTS OF BORROWER

     Section 5.1. Affirmative Covenants of Borrower Other Than Reporting Requirements. From the date hereof and thereafter for so long as the Loan is outstanding or Borrower is indebted to Banks under any of the Financing Documents, Borrower shall ensure that it shall, unless Banks shall otherwise consent in writing:

          (A) Payment of Taxes. Pay and discharge all taxes and assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for the same which, if unpaid, might become a Lien upon any of its properties, provided that (unless and until foreclosure, restraint, sale or any similar proceeding shall have been commenced) Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim which is being contested in good faith and by proper proceedings and for which proper reserve or other provision has been made in accordance with GAAP.

          (B) Preservation of Existence. Preserve and maintain in full force and effect its legal existence, rights, and privileges in the jurisdiction of its organization, preserve and maintain all licenses, governmental approvals, trademarks, patents, trade secrets, copyrights, and trade names owned or possessed by it and which are necessary or, in its reasonable business judgment, desirable in view of its business and operations or the ownership of its properties and qualify or remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or, in its reasonable business judgment, desirable in view of its business and operations and ownership of the properties.

          (C) Compliance with Laws. Comply with the requirements of all present and future applicable laws, rules, regulations, and orders of any governmental authority having jurisdiction over it and/or its business, except where the failure to comply would not have a material adverse effect on Borrower.

          (D) Visitation Rights.

               (i) Permit, at any reasonable time and from time to time, Agent and Banks or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of Borrower to discuss the affairs, finances, and accounts of Borrower with any of its officers or employees designated by Borrower for such purposes and/or any independent certified public accountant of Borrower.

               (ii) Permit, at any reasonable time and from time to time so long as an Loan is outstanding, Agent or Banks or any agents or representatives thereof, to enter the properties of Borrower and to inspect the property occupied by Borrower and related equipment, property and soil, and to conduct soil or water sampling, testing, monitoring, digging, drilling, and analyses and to review any documents, materials, inventories, financial data, or notices or correspondence to or from private parties or governmental authorities in connection therewith.

          (E) Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions to the best of Borrower's knowledge, in which complete entries will be made, and maintain a standard system of accounting, all in accordance with GAAP and with applicable requirements of any governmental authority having jurisdiction over Borrower in question.

          (F) Maintenance of Properties. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business, in good working order, repair and condition at all times, ordinary wear and tear excepted, and shall not commit waste or allow waste to be committed against its properties.

          (G) Other Documents. Except as otherwise required by this Agreement, pay, perform, and fulfill all of its obligations and covenants under each material document, instrument, or agreement to which it is a party.

          (H) Environmental Liability. Borrower shall: (i) conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials (as hereinafter defined) on, from, or affecting the property occupied, in compliance with or in accordance with all laws, rules, regulations, orders and directives of all federal, state, and local governmental authorities, and (ii) defend, indemnify, and hold harmless Bank, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limit, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the existing or future presence at, on, from, or affecting any real estate owned by Borrower of any materials, pollutants, substances or wastes which are defined, determined, or identified as hazardous, toxic, or otherwise environmentally degrading in any federal, state, or local laws, rules, or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of such laws, rules, or regulations (any such materials, pollutants, wastes, and substances being herein collectively referred to as "Hazardous Materials"), (b) the violation of any federal, state, or local laws, rules or regulations concerning the generation, handling, storage, treatment or disposal of any such Hazardous Materials, or (c) the enforcement of this Section 5.1(H) or the assertion by Borrower of any defense to the obligations hereunder, whether any of such matters arise before or after the Closing Date, including, without limitation, (i) the costs of removal of any and all Hazardous Materials, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials into the air, any body of water, any other public domain or any surrounding areas, and (iii) costs incurred to comply with all applicable laws, orders, judgments or regulations with respect to Hazardous Materials.

          (I) Additional Assurances. From time to time hereafter, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates and documents and take all such actions as Agent shall reasonably request for the purpose of implementing or effectuating the provisions of the Financing Documents and, upon the exercise by Agent of any power, right, privilege or remedy pursuant to the Financing Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that Agent may be so required to obtain.

          (J) Purposes. Use the proceeds of the Loan solely for the purposes herein described.

          (K) ERISA Compliance. Borrower shall fulfill its obligations under minimum funding standards of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to any plan which is maintained by Borrower or pursuant to a collective bargaining agreement and which is covered by Title 4 of ERISA and Borrower shall be in all material respects in compliance with ERISA and the Internal Revenue Code of 1986, as amended, and shall not have incurred any material liability to the Pension Benefit Guaranty Corporation in respect thereto.

     Section 5.2. Negative Covenants of Borrower. From the date hereof and thereafter for so long as any portion of the Loan is outstanding or Borrower is indebted to Banks under any of the Financing Documents, Borrower shall not without the prior written consent of Banks:

          (A) Liens. Create, incur, assume, or suffer to exist any Lien of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income, except that the foregoing restrictions shall not apply to any Liens:

               (i)  arising in the ordinary course of business;

               (ii) for taxes, assessments, or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty or interest, or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) are being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with GAAP;

               (iii)imposed  by  law,  such  as  carriers',  warehousemen's  and mechanics' liens, bankers' set-off rights and other similar liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provisions has been made in accordance with GAAP;

               (iv) arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other Social Security or retirement benefits, or similar legislation;

               (v) arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed;

               (vi) deposits to secure the performance of bids,  trade contracts
                    (other than for borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of Borrower's business;

               (vii)easements,  rights of way,  restrictions  and other  similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business by Borrower;

               (viii)  arising  from  Indebtedness  which  is  evidenced  by the
                    Mortgage and Deed of Trust dated May 1, 1940, from Borrower to American National Bank and Trust Company of Chicago, and any and all supplements thereto;

               (ix) on  any  property  acquired,   constructed  or  improved  by
                    Borrower after the Closing Date which are created or assumed contemporaneously with, or within one hundred twenty (120) days after, such acquisition or completion of such construction or improvement, or within six (6) months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such one hundred twenty (120) day period, to secure or provide for the payment of all or any part of such acquisition, construction or improvement incurred after the Closing Date, or in addition to Liens contemplated by clause (x) below, Liens on any property existing at the time of acquisition thereof, provided that the Liens shall not apply to any property theretofore owned by Borrower other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property is constructed or the improvement is located; and

               (x) existing on any property or indebtedness of a corporation which is merged with or into or consolidated with Borrower.

          (B) Assumptions or Guaranties of Indebtedness. Assume, guarantee, endorse, or otherwise become directly or contingently liable in connection with any obligation, except:

               (i)  pursuant   to  the   provisions   of  this   Agreement   and
                    Indebtedness to Bank;

               (ii) Indebtedness incurred in the ordinary course of business;

               (iii)assumptions,   guaranties,   endorsements,   and  contingent
                    liabilities   within  the  definition  of   Indebtedness  or
                    permitted by Section 5.2(H)(iii); and

               (iv) if  such  is  approved  by the  Indiana  Utility  Regulatory
                    Commission.

          (C) Dissolution. Dissolve itself, liquidate, wind up, merge, reorganize or consolidate with or into, or convey, sell, assign, transfer, lease or otherwise dispose of substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that (1) any Subsidiary may merge into or transfer assets to the Borrower and (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

          (D) Sale of Assets. Sell, lease, transfer or dispose of any of its assets except:

               (i)  in the ordinary course of Borrower's business;

               (ii) as approved by the Indiana Utility Regulatory Commission; or

               (iii)as such are  released  under the  Mortgage and Deed of Trust dated May 1, 1940, from Borrower to American National Bank and Trust Company of Chicago, and any and all supplements thereto.

          (E) Change in Nature of Business. Make any material change in the nature of its business.

          (F) Sale and Leaseback. Enter into any sale and leaseback arrangement with any lender or investor, or enter into any leases except in the normal course of business at reasonable rents comparable to those paid for similar leasehold interests in the area and except for those which do not exceed Twenty-Five Million Dollars ($25,000,000) in any single transaction.

          (G) Sale of Accounts. Sell, assign, discount, or dispose in any way of promissory notes or trade acceptances held by Borrower, with or without recourse, except in the ordinary course of Borrower's business.

          (H)  Indebtedness.  Incur,  create,  become or be liable  directly  or
     indirectly   in  any  manner  with  respect  to  or  permit  to  exist  any
     Indebtedness except:

               (i)  Indebtedness arising in the ordinary course of business;

               (ii) Indebtedness under the Financing Documents;

               (iii)Indebtedness  with  respect to trade  obligations  and other normal accruals and customer deposits in the ordinary course of business not yet due and payable in accordance with customary trade terms or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent such Person has set aside on its books adequate reserves therefor;

               (iv) Indebtedness  outstanding  on the date of this  Agreement in the form of certain lines of credit (or replacements therefor) in the aggregate principal amount of One Hundred Million Dollars ($100,000,000.00);

               (v)  Indebtedness arising under commercial paper obligations;

               (vi) Indebtedness  approved  by the  Indiana  Utility  Regulatory
                    Commission or the Federal Energy Regulatory Commission, provided that such Indebtedness is pari passu with the Indebtedness arising under the Financing Documents; and

               (vii)Indebtedness   secured  by  Liens  permitted  under  Section
                    5.2(A).

          (I) Other Agreements. If there exists an Event of Default or a condition exists which, but for the giving of notice or passage of time or both, would constitute an Event of Default under this Agreement, amend any of the terms or conditions of any indenture, agreement, documents, note or other instrument evidencing, securing, or relating to any other Indebtedness permitted under Section 5.2(H).

          (J) Payment or Prepayment of Other Loans. If there exists an Event of Default or a condition exists which, but for the giving of notice or passage of time or both, would constitute an Event of Default under this Agreement, make any payment or prepayment of any principal of or interest on or any payment, prepayment, redemption, defeasance, sinking fund payment, other repayment of principal or deposit for the purpose of any of the foregoing.

          (K) Change of Fiscal Year. Change its fiscal year.

          (L) Subordination of Claims. If there exists an Event of Default or a condition exists which, but for the giving of notice or passage of time or both, would constitute an Event of Default under this Agreement, subordinate or permit to be subordinated any present or future claim against or obligation of another Person, except as ordered in a bankruptcy or similar creditors' remedy proceeding of such other Person.

          (M) Dividends. If there exists an Event of Default or a condition exists which, but for the giving of notice or passage of time or both, would constitute an Event of Default under this Agreement, from the time hereof and thereafter for so long as any portion of the Loan is outstanding or Borrower is indebted to Bank under any of the Financing Documents, Borrower shall not declare or make payment of dividends to shareholders of Borrower.

          (N) Capital Expenditures. If there exists an Event of Default or a condition exists which, but for the giving of notice or passage of time or both, would constitute an Event of Default under this Agreement, fund aggregate capital expenditures in any fiscal year in amounts exceeding the amount of depreciation expense reflected in the financial statements of Borrower for such fiscal year.

          (O) Financial Covenants.

               (i) Issue any shares of preferred stock of Borrower in addition to the first 100,000 shares of the preferred stock of Borrower issued by Borrower, unless the net income of Borrower applicable to the payment of interest on the funded debt of Borrower and the dividends on the preferred stock of Borrower for any twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares of preferred stock of Borrower shall be issued, shall have been at least one and one-half (1.5) times the aggregate of the interest on the funded debt of Borrower for a twelve (12) month period and the dividend requirements for a twelve (12) month period upon the entire amount of the preferred stock of Borrower then outstanding and such additional shares of the preferred stock proposed to be issued.

               (ii) Authenticate  or deliver  bonds  upon the basis of  property additions unless, as shown by a net earnings certificate, the net earnings of Borrower for the period referred to in such certificate shall have been in the aggregate at least equivalent to two and one-half (2.5) times the annual interest requirements as shown by such net earnings certificate.

          Borrower further covenants that it is in compliance with the aforementioned financial covenants as of the Closing Date and at the time of any Loan Request, Borrower covenants that it will have gone through all the calculations and will be in compliance with the aforementioned financial covenants at the time of an Loan Request.

     Section 5.3. Reporting Requirements. From the date hereof and thereafter for so long as any portion of the Commitment is outstanding or Borrower is indebted to Bank under any of the Financing Documents, Borrower shall, unless Banks shall otherwise consent in writing, furnish or cause to be furnished to
Bank:

          (A) as soon as possible and in any event upon acquiring knowledge of an Event of Default or Default, continuing on the date of such statement, the written statement of an officer of Borrower setting forth details of such Event of Default or Default and the action which Borrower proposes to take with respect thereto;

          (B) within ninety (90) days after the end of each fiscal year of Borrower, an annual financial statement, consisting of a balance sheet of Borrower as at the end of such year, a statement of income of Borrower for such year setting forth in each case the corresponding figures for the preceding fiscal year, and a statement of cash flows for such year, such statements to be audited by a firm of independent certified public accountants selected by Borrower and acceptable to Bank;

          (C) within forty-five (45) days after the end of each fiscal quarter, a balance sheet and combined operating income and cash flow statement in the form of the Form l0Q which is filed with the Securities and Exchange Commission as signed by the Chief Financial Officer of Borrower and satisfactory to Bank;

          (D) simultaneously with the furnishing of the year-end financial statements of Borrower to be delivered pursuant to Section 5.3(B) and the quarterly statements of Borrower to be delivered pursuant to Section 5.3(C), an Officer's Certificate of an officer which shall contain a statement to the effect that no Event of Default or Default has occurred, without having been waived in writing, or if there shall have been an Event of Default not previously waived in writing pursuant to the provisions hereof, or a Default, such Officer's Certificate shall disclose the nature thereof;

          (E) a certification in each Loan Request which specifies Borrower is in compliance with the financial covenants required by Section 5.2(O);

          (F) promptly after the commencement thereof, notice of all material actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower;

          (G) such other information respecting the business, properties, or the condition or operations, financial or otherwise, of Borrower as Bank may, from time to time, reasonably request;

          (H) prompt written notice of any material adverse change in Borrower's condition, financial or otherwise, and an explanation thereof and of the actions Borrower proposes to take with respect thereto;

          (I) immediately, copies of any and all notices, correspondence, warnings, guidance, or other written materials specifically directed at Borrower which have a material impact on Borrower's ability to carry out its businesses as presently conducted and which include, but shall not be limited to any directives, compliance requirements or enforcement requirements, received from any governmental authority in connection with the property owned or leased by Borrower, the substances contained therein, or the equipment or operations of Borrower in connection therewith; and

          (J) promptly and in any event within five (5) days thereafter, written notice of any change in the name of Borrower.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     Section 6.1. Events of Default. Borrower shall be in default under each of the Financing Documents, upon the occurrence of any one or more of the following events ("Events of Default"):

          (A) if Borrower shall fail to make due and punctual payment of any fees, interest, and/or other amounts payable as provided in the Note and/or in this Agreement within ten (10) days when due and payable, or if Borrower shall fail to make due and punctual payment of principal as provided in the Notes and/or in this Agreement when due and payable, or if Borrower shall fail to make any such payment of fees, interest, principal, and/or any other amount under this Agreement and/or the Notes on the date when such payment becomes due and payable by acceleration; or

          (B) if Borrower shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy laws or other applicable federal, state, or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of it or of all or any substantial part of its properties, or if corporate action shall be taken for the purpose of effecting any of the foregoing; or

          (C) to the extent not described in Section  6.1(B) of this  Agreement,
     (i) if Borrower shall be the subject of a bankruptcy proceeding, or (ii) if any proceeding against it seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy law or other applicable federal, foreign, state or other statute, law or regulation shall be commenced, or (iii) if any trustee, receiver or liquidator of it or of all or any substantial part of any or all of its properties shall be appointed without its consent or acquiescence; provided that in any of the cases described above in this Section 6.1(C), such proceeding or appointment shall not be an Event of Default if Borrower shall cause such proceeding or appointment to be discharged, vacated, dismissed, or stayed within sixty
     (60) days after commencement thereof; or

          (D) if final judgment or judgments in the aggregate amount of Five Million Dollars ($5,000,000) or more shall be rendered against Borrower and shall remain undischarged, unstayed or unpaid for an aggregate of sixty
     (60) days (whether or not consecutive) after entry thereof; or

          (E) if Borrower shall default (after giving effect to any applicable grace period) in the due and punctual payment or payments on any other Indebtedness which is in excess of the aggregate amount of Five Million Dollars ($5,000,000.00), other than Indebtedness represented by this Agreement, or if any default shall have occurred under any mortgage, note, or other agreement evidencing, securing, or providing for the creation of such Indebtedness, which results in the acceleration of such Indebtedness or which permits, or with the giving of notice would permit, any holder or holders of any such Indebtedness in excess of Five Million Dollars ($5,000,000.00) in an aggregate amount to accelerate the stated maturity thereof; or

          (F) if there shall be any default in the performance of any covenant or condition contained in this Agreement and/or payment of any Indebtedness to be observed or performed pursuant to the terms hereof after giving effect to any applicable grace period, other than a covenant or condition referred to in any other subsection of this Section 6.1 and such default shall continue unremedied or unwaived, (i) in the case of any covenant or condition contained in Section 5.3, for ten (10) Business Days, or (ii) in the case of any other covenant or condition for which no other grace period is provided, for thirty (30) days; or

          (G) if any of the representations and warranties made or deemed made by Borrower to Banks pursuant to this Agreement proves to have been false or misleading in any material respect when made; or

          (H) if there shall be any attachment of any deposits or other property of Borrower in the possession of Banks or any attachment of any other property of Borrower, which shall not be discharged within thirty (30) days of the date of such attachment; or

          (I) if any one of the unsecured or uncollateralized long-term debt obligations of the Borrower is not rated at BBB- or better by Standard & Poor's Corporation, at Baa3 or better by Moody's Investors Service, or at BBB- or better by Duff & Phelps; or

          (J) if at any time, in the sole discretion of Banks, there appears to be no reasonable basis to believe that funds advanced under the Loan can be repaid when due; or

          (K) if this Agreement shall be nullified or shall cease to be in full force and effect.

          (L) if the Borrower shall suffer to exist beyond any applicable grace period any event of default under any material agreement relating to the borrowing of funds binding upon the Borrower, including, but not limited to, the Mortgage and Deed of Trust from Borrower to American National Bank and Trust Company of Chicago, dated May 1, 1940, and any and all supplements thereto, unless such event of default has been waived in writing by the appropriate party or parties to such agreement.

                                  ARTICLE VII

                                REMEDIES OF BANK

     Upon the occurrence and during the continuance of any one or more of the Events of Default, a Bank may direct the Agent, by notice to Borrower, to declare the obligation of Banks to make Loans to be terminated, whereupon the same shall forthwith terminate and if directed by a Bank Agent may, by notice to Borrower, declare the entire unpaid principal amount of the Notes and all fees and interest accrued and unpaid thereon and/or under any of the other Financing Documents and any and all other Indebtedness hereunder to be forthwith due and payable, whereupon the Notes and all such accrued fees and interest and other such Indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 6.1(B) or (C) of this Agreement, all of the unpaid principal amounts of the Notes, all fees and interest accrued and unpaid thereon and/or under any of the other Financing Documents and any and all other such Indebtedness of Borrower to Agent, Banks and/or to any such holder shall thereupon be due and payable in full without any need for Agent, Banks or any other Person to make any such declaration or take any action and Banks obligations to make the Loan shall simultaneously terminate.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1. Consent to Jurisdiction and Service of Process. Except to the extent prohibited by applicable law, Borrower irrevocably:

               (i) agrees that any suit, action, or other legal proceeding arising out of this Agreement or the Loan may be brought in the courts of record of the State of Indiana or the courts of the United States located in the State of Indiana;

               (ii) consents to the  jurisdiction of each such court in any such suit, action, or proceeding; and

               (iii)waives any objection which it may have to the laying of venue of such suit, action, or proceeding in any of such courts.

     For such time as any of the Indebtedness of Borrower to Banks or Agent shall be unpaid in whole or in part, Borrower irrevocably designates Bryan G. Tabler, Senior Vice President, Corporate Secretary and General Counsel, One Monument Circle, Indianapolis, Indiana 46206, as its agent to accept and acknowledge on its behalf service of any and all process in any such suit, action, or proceeding brought in any such court and agrees and consents that any such service of process upon such agent and written notice of such service to Borrower by registered or certified mail shall be taken and held to be valid personal service upon Borrower regardless of where Borrower shall then be doing business and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in each such state and waives any claim of lack of personal service or other error by reason of any such service. Any notice, process, pleadings, or other papers served upon the aforesaid designated agent shall, within three (3) Business Days after such service, be sent by certified or registered mail to Borrower at its address set forth in this Agreement.

     Section 8.2. Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to Agent or Banks in this Agreement is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 8.3. Delay or Omission Not Waiver. No delay in exercising or failure to exercise by Agent or Banks of any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given this Agreement or by law to Banks may be exercised from time to time and as often as may be deemed expedient by Banks.

     Section 8.4. Amendments. Agent, Banks and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Financing Documents or changing in any manner the rights of Agent, Banks or Borrower hereunder or waiving any Default hereunder. Any modification, amendment, or waiver of any provision of this Agreement shall be effective only when in writing and signed by each of the parties hereto.

     Section 8.5. Addresses for Notices. All notices, requests, demands, and other communications provided for hereunder (other than those which, under the terms of this Agreement, may be given by telephone, which shall be effective when received verbally) shall be in writing (including telegraphic, telexed, or telecopied communication) and mailed, telegraphed, telexed, telecopied, or delivered to the applicable party at the addresses indicated below:

         If to Borrower:

                  Indianapolis Power & Light Company
                  One Monument Circle
                  Indianapolis, Indiana  46204
                  Attention:  Daniel L.  Short, Treasurer

         If to Agent or ABN AMRO:

                  ABN AMRO Bank N.V.
                  Agency Services
                  208 South LaSalle Street
                  Chicago, Illinois 60604-1003
                  Attention: Jean Coleman
                  Facsimile: (312) 992-5157
                  Telephone: (312) 992-5179

                  With copies to:

                  ABN AMRO Bank N.V.
                  135 South LaSalle Street
                  Suite 710
                  Chicago, Illinois 60603
                  Attention: Mark Lasek/Sonny Tran
                  Facsimile: (312) 904-1466
                  Telephone: (312) 904-2074 (Mr. Lasek)
                                  (312) 904-4042 (Mr. Tran)

                  ABN AMRO Bank N.V.
                  208 South LaSalle Street
                  Suite 1500
                  Chicago, Illinois 60604-1003
                  Attention: Ken Keck
                  Facsimile: (312) 992-5111
                  Telephone: (312) 992-5134

         If to Union Planters:


                  Union Planters Bank, National Association
                  One Indiana Square, M.S. 227
                  Indianapolis, Indiana  46204
                  Attention: Jay Richards
                  Facsimile: (317) 221-6120
                  Telephone: (317) 221-6085


or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this section. All such notices, requests, demands, and other communications shall be effective when received; provided, however, that in the case of any notice, request, demand or other communication given via telegraph, telex or telecopier, notice shall not be effective when received unless an identical, originally executed version of such notice, demand, request or other communication shall be mailed to the applicable party that same day.

     Section 8.6. Costs, Expenses, and Taxes. Borrower agrees to pay on demand the reasonable attorney fees and out-of-pocket expenses incurred by Agent in connection with the preparation, execution, delivery, amendment, and administration of the Financing Documents and the Loans. Borrower agrees to pay on demand all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Agent and/or any Bank, upon or after an Event of Default, if any, in connection with the enforcement of any of the Financing Documents and any amendments, waivers, or consents with respect thereto. In addition, Borrower shall pay on demand any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Financing Documents, and agrees to save Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, except those resulting from Agent's or such Bank's willful misconduct. Borrower further agrees to indemnify Agent and each Bank, its each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Agent or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Financing Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder. The obligations of Borrower under this Section shall survive the termination of this Agreement.

     Section 8.7. Participations. Banks may sell participations in all or part of the Loan or any other interest herein, in which event the participant shall not have any rights under any Financing Document (the participant's rights against a Bank in respect of that participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by Borrower hereunder or thereunder shall be determined as if Banks had not sold such participation. Banks may furnish any information concerning Banks and Borrower in the possession of Banks from time to time to participants (including prospective participants).

     Section 8.8. Binding Effect; Assignment.

          (A) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, and Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Bank.

          (B) Each Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of the Loan and its rights and obligations under its Note and under this Agreement, which assignment shall be in an amount of not less than $5,000,000 pursuant to a form of assignment acceptable to Agent, such Bank and such Purchaser. Unless an Event of Default has occurred and is continuing, the consent of Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not an affiliate of Bank. Such consent shall not be unreasonably withheld. The Bank making such an Assignment shall pay the Administrative Agent an administrative fee in connection with each such assignment equal to $3,500.

          (C) Upon delivery to Agent and Borrower of a notice of assignment, together with any consent required by this Section 8.8, such assignment shall become effective on the effective date specified in such notice. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower or Bank shall be required to release the transferor Bank with respect to the percentage of the Loan assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 8.8, the transferor Bank and Borrower shall make appropriate arrangements so that a replacement Note is issued to such transferor Bank and a new Note or, as appropriate, a replacement Note, is issued to such Purchaser, in each case in principal amounts reflecting its pro rata share of the Loans, as adjusted pursuant to such assignment.

          (D) The Borrower authorizes each Bank to disclose to any participant (pursuant to Section 8.7) or Purchaser or any other entity acquiring an interest in this Agreement or the Note by operation of law (each a "Transferee") and any prospective Transferee any and all information in Bank's possession concerning the creditworthiness of Borrower and its subsidiaries.

          (E) This Agreement and all covenants, representations and warranties made herein and/or in any of the other Financing Documents shall survive the making of the Loan, the execution and delivery of the Financing Documents and shall continue in effect so long as any amounts payable under or in connection with any of the Financing Documents or any other
     Indebtedness of Borrower to Agent or any Bank remains unpaid or the Commitment remains outstanding; provided, however, that Section 8.6 shall survive and remain in full force and effect after expiration of the Commitment and repayment in full of all amounts payable under or in connection with all of the Financing Documents and any other such Indebtedness.

     Section 8.9. Actual Knowledge. For purposes of this Agreement, neither Agent nor any Bank shall be deemed to have actual knowledge of any fact or state of facts unless the senior loan officer or any other officer responsible for Borrower's account established pursuant to this Agreement at Agent or such Bank shall, in fact, have actual knowledge of such fact or state of facts or unless written notice of such fact shall have been received by Agent or such Bank in accordance with Section 8.5.

     Section 8.10. Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the conflicts of law rules thereof.

     Section 8.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 8.12. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument by their respective officers thereunto duly authorized, as of the date first above written.

ATTEST:                               INDIANAPOLIS POWER & LIGHT COMPANY


By: /s/                               By:/s /Daniel L. Short
    -----------------------------        --------------------------------------
                                         Daniel L. Short, Treasurer
Its: Assistant Secretary
     ----------------------------


                                      ABN AMRO BANK N.V., in its
                                      individual capacity as Agent
                                      and as a Bank


                                      By:/s/ Mark R. Lasek
                                         --------------------------------------
                                         Mark R. Lasek, Senior Vice President


                                      By:/s/ Sonny K. Tran
                                         --------------------------------------
                                         Sonny K. Tran, Assistant Vice President


                                      UNION PLANTERS BANK, NATIONAL ASSOCIATION


                                      By:/s/ Jay Richards
                                         --------------------------------------
                                         Jay Richards, Vice President

                                                       EXHIBIT A



                                                       REVOLVING LINE
                                                       OF CREDIT PROMISSORY NOTE
                                                       (UNSECURED)


$_____________                                  Effective Date: November 1, 2000



     FOR VALUE RECEIVED, INDIANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation (hereinafter referred to as "Maker"), having its principal office at One Monument Circle, Indianapolis, Indiana 46204, hereby promises to pay, unless duly extended, on or before the Termination Date to the order of
________________, having its principal office at 135 South LaSalle Street, Chicago, Illinois 60603 (hereinafter referred to as "Lender"), in lawful money of the United States of America, at ABN AMRO Bank N.V.'s principal office at 135 South LaSalle Street, Chicago, Illinois 60603 or at such other place or to such other party as the holder hereof may from time to time designate by written notice, the principal sum of ________________ Dollars ($_____________) or, if less, the aggregate unpaid principal amount of all Loans made by Lender to Maker pursuant to the provisions of that certain Loan Agreement dated as of November 1, 2000, as from time to time amended (the "Loan Agreement").

     Interest on the balance of the principal remaining unpaid from time to time shall be payable (i) prior to maturity, by acceleration or otherwise, at the rates per annum as set forth in the Loan Agreement, computed on a 360-day year basis, or (ii) after maturity, by acceleration or otherwise at four percent (4%) per annum in excess of the applicable rate as set forth in or pursuant to the terms of the Loan Agreement, until paid, all with reasonable attorneys' fees and without relief from valuation and appraisement laws.

     Interest at the specified rate shall be due and payable on the first (1st) day of each month after the date hereof or, at the discretion of either Maker or Bank, upon maturity of any Loan. Any change in the rate of interest payable on this Note resulting from a change in the floating rate shall become effective on the same day of such change. If not sooner paid, the balance of the unpaid principal and all accrued and unpaid interest shall be due and payable on maturity of this Note pursuant to the provisions of the Loan Agreement.

     This Note is given as evidence of the Loan made to Maker by the Lender pursuant to the Loan Agreement. This Note is referred to in, and is entitled to the benefits and further security of the Loan Agreement. This Note is subject to the terms and conditions of the Loan Agreement, including those which determine the interest rate, when payment of this Note may be accelerated and all amounts hereunder declared immediately due and payable, the provisions relating to renewal and maturity of this Note, and when payments of principal and interest may be made. If not defined herein, all capitalized terms shall have the meaning as defined in the Loan Agreement.

     In the event of the nonpayment of any installment of principal of this note when due and payable or the nonpayment of interest of this Note within ten (10) days when due and payable or upon the occurrence of an Event of Default under the Loan Agreement, the whole sum of principal and accrued interest shall, at the option of Lender, immediately become due and payable without notice or demand, anything contained herein or in any instrument now or hereafter securing this Note to the contrary notwithstanding, time being of the essence. Said option shall continue until such defaults have been cured.

     Maker and all endorsers, sureties and guarantors hereof severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest, and expressly agree that this Note and any payment coming due under it may be extended from time to time without in any way affecting their liability hereunder.

     The rights or remedies of the holder hereof as provided in this Note and the Loan Agreement shall be cumulative and concurrent, and may be pursued singly, successively, or together. No delay or omission on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or of any other right or remedy.

     This  Note  is  executed  and  delivered  by  Maker  pursuant  to the  Loan
Agreement.

     Notwithstanding anything herein or in the Loan Agreement to the contrary, no provision contained herein and no provision contained in any of the Loan Agreement which purports to obligate Maker to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it requires the payment of any interest or other sums in excess of such maximum. In the event Maker shall at any time following the date hereof pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, such overpayments shall be deemed to be loans from Maker to the holder hereof, which loans shall be due and payable by the holder upon demand by Maker together with interest from the date or dates of such overpayments calculated at the same rate as Maker is required to pay under this Note, and the repayment of such loans by the holder hereof shall be the sole remedy at law or in equity of Maker for such overpayments.

     The person executing this Note for and on behalf of Maker hereby certifies that he is duly empowered by Maker and has been duly authorized by all necessary corporate action on the part of Maker to execute and deliver this Note for and on behalf of Maker.

     Maker agrees to pay, and save the Lender or any holder of this Note harmless against, any liability for the payment of any costs and expenses, including reasonable attorneys fees, arising or incurred in connection with the enforcement by the Lender or any holder of the Note of any rights under this Note.

     Maker authorizes the Lender and its affiliates, without notice, to apply any balances, credits, deposits or moneys of Maker in the Lender's possession to payment of any of the foregoing. Time is of the essence of this Note and all other obligations of Maker to the Lender or any of its affiliates.

     THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW. MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, OR THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF COOK, STATE OF ILLINOIS, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. MAKER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT MAKER MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.

     IN WITNESS WHEREOF, Maker has executed this Note by its duly authorized officer effective as of the day and year first above written.

                                       INDIANAPOLIS POWER & LIGHT COMPANY


                                       By:
                                          --------------------------------------
                                          Daniel L. Short, Treasurer

                                                                EXHIBIT 10.10(1)

                        FIRST AMENDMENT TO LOAN AGREEMENT

          This First Amendment to Loan Agreement (this "Amendment") dated as of October 31, 2001, by and among Indianapolis Power & Light Company, an Indiana corporation with its principal place of business at One Monument Circle, Indianapolis, Indiana 46204 ("Borrower"), each of the financial institutions from time to time party to the below defined Loan Agreement (each a "Bank" and collectively, the "Banks"), and ABN AMRO Bank N.V. in its capacity as administrative agent for the Banks (in such capacity, the "Agent").

                                WITNESSETH THAT:

          WHEREAS, the Borrower, the Banks and the Agent are party to that certain Loan Agreement dated as of November 1, 2000, (together with all exhibits, schedules, attachments, appendices and amendments thereof, the "Loan Agreement"); and

          WHEREAS, Union Planters Bank National Association has decided not to extend its commitment under the Loan Agreement and, accordingly, as of the effective date of this Amendment it is no longer obligated to extend credit to the Borrower pursuant to the terms of the Loan Agreement; and

          WHEREAS, the Borrower has requested that, among other things, the Loan Agreement be extended for an additional year and the Banks are agreeable to such request upon, and subject to, the terms set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Banks and the Agent hereby agree as follows:

     1. The reference to "Union Planters Bank National Association" in the title page is hereby deleted.

     2. The definition of "Fixed Rate" appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

     3. The definition of "Fixed Rate Loan" appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following definition is hereby substituted therefor:

          "Fixed Rate Loan" means a Loan bearing interest at the rate described in 2.1(C)(ii) hereof.

     4. The definition of "Floating Rate" appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following definition is hereby substituted therefor:

          "Floating Rate" means the rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (.0625%)) equal to the greater of (a) the Base Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus fifty-five basis points (0.55%).

     5. The definition of "Notes" appearing in Section 1.1 of the Loan Agreement is hereby amended by deleting reference to the "Union Planters Note".

     6. The definition of "Union Planters Note" appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

     7. The following definitions are hereby inserted into Section 1.1 of the Loan Agreement in proper alphabetical order:

          "Adjusted LIBOR" means, for any Borrowing of Fixed Rate Loans, a rate per annum determined in accordance with the following formula:

            Adjusted       LIBOR =               LIBOR
                                      -----------------------------------
                                       1 - Eurodollar Reserve Percentage

          "Applicable Margin" means the margin to be added to Adjusted LIBOR to determine the interest rate applicable to a Fixed Rate Loan, such margin to be determined based upon the following grid:

                             S&P Rating      Moody's Rating    Applicable Margin
                             ----------      --------------    -----------------
                            Greater than      Greater than     (in Basis Points)
                            or Equal to:      or Equal to:

              Level I          A-                A3                  50
              Level II         BBB               Baa2                75
              Level III        BBB-              Baa3                100


          In the event that the S&P Rating and Moody's Rating are not at the same Level, the Applicable Margin shall be determined on the basis of the higher of the two ratings unless there is more than one Level differential between such ratings in which event the Applicable Margin shall be determined using the middle Level.

          "Applicable Telerate Page" means the display page designated as "Page 3750" on the Telerate Service (or such other pages as may replace any such page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars).

          "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Loans are made severally by and maintained ratably for each of the Banks according to their share of the aggregate Commitments. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by Borrower pursuant to Section 2.1(B).

          "Eurodollar Reserve Percentage" means for an Borrowing of Fixed Rate Loans from any Bank, the daily average for the applicable Interest Period of the actual effective rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are maintained by such Bank during such Interest Period pursuant to Regulation D of the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Fixed Rate Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Fixed Rate Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

          "Interest Period" is defined in Section 2.1(C)(iii) hereof.

          "LIBOR" means, for an Interest Period for a Borrowing of Fixed Rate Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetical average of the rates of interest per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) at which deposits in U.S. Dollars, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Fixed Rate Loan scheduled to be made by each Lender as part of such Borrowing.

          "LIBOR Index Rate" means, for any Interest  Period,  the rate per annum (rounded upwards, if necessary, to the next higher one-sixteenth of one percent) for deposits in U.S. Dollars for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Fixed Rate Loan scheduled to be made by each Lender as part of such Borrowing, which appears on the Applicable Telerate Page as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

          "Moody's Rating" means the issuer rating assigned by Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency to the Borrower (or if neither Moody's Investors Service, Inc. nor any such successor shall be in the business of providing issuer ratings, a nationally recognized rating agency in the United States of America as mutually agreed between the Banks and Borrower). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

          "S&P Rating" means the rating assigned by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower (or, if neither such division nor any successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the United States as mutually agreed between the Banks and Borrower). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

     8. The date "October 31, 2001" appearing in the definition of "Termination Date" in Section 1.1 of the Loan Agreement is hereby deleted and the date "October 30, 2002" is hereby substituted therefor.

     9. The proviso appearing in the last sentence of Section 2.1(A) is hereby deleted in its entirety.

     10. Subsection 2.1(B) is hereby deleted in its entirety and the following subsection 2.1(B) is hereby substituted therefor:

          (B) Manner of Borrowing Loans and Designating Interest Rates Applicable to Loans

               (i) Notice to Agent. The Borrower shall give notice to the Agent by no later than 12:00 noon (New York time) (i) at least three
               (3) Business Days before the date on which Borrower requests the Banks to advance a Borrowing of Fixed Rate Loans, or (ii) on the date on which Borrower requests the Banks to advance a Borrowing of Floating Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.1's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Fixed Rate Loans, on the last day of the Interest Period applicable thereto, Borrower may continue part or all of such Borrowing as Fixed Rate Loans for an Interest Period or Interest Periods specified by Borrower or convert part or all of such Borrowing into Floating Rate Loans, and (ii) if such Borrowing is of Floating Rate Loans, on any Business Day, Borrower may convert all or part of such Borrowing into Fixed Rate Loans for an Interest Period or Interest Periods specified by Borrower. Borrower shall give all such notices requesting, the advance, continuation, or conversion of a Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Fixed Rate Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Fixed Rate Loans into Floating Rate Loans or of Floating Rate Loans into Fixed Rate Loans must be given by no later than 12:00 noon (New York time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall be irrevocable once given and shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Fixed Rate Loans, the Interest Period applicable thereto. Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an authorized representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon. There may be no more than six different Interest Periods in effect at any one time, provided that for purposes of determining the number of Interest Periods in effect at any one time, all Floating Rate Loans shall be deemed to have one and the same Interest Period.

               (ii) Notice to the Banks. The Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from Borrower received pursuant to Section 2.1(B)(i) above. The Agent shall give notice to Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Floating Rate Loans.

               (iii) Borrower' Failure to Notify. If Borrower fails to give notice pursuant to Section 2.1(B)(i) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Fixed Rate Loans before the last day of its then current Interest Period within the period required by Section 2.1(B)(i) and has not notified the Agent within the period required by Section 2.1(D) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Floating Rate Loans, subject to Section 3.1 hereof. The Agent shall promptly notify the Banks of Borrower's failure to so give a notice under Section 2.1(B)(i).

               (iv) Disbursement of Loans. Not later than 12:00 noon (New York time) on the date of any requested advance of a new Borrowing of Fixed Rate Loans, and not later than 2:00 p.m. (New York time) on the date of any requested advance of a new Borrowing of Floating Rate Loans, subject to Section 6 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in New York, New York. The Agent shall make available to Borrower Loans at the Administrative Agent's principal office in New York, New York or such other office as the Agent has previously agreed in writing to with Borrower, in each case in the type of funds received by the Agent from the Banks.

               (v) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date two (2) Business Days after payment by such Bank is due hereunder, the Federal Funds Effective Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Bank to the date such payment is made by such Bank, the Floating Rate in effect for each such day. If such amount is not received from such Bank by the Agent immediately upon demand, Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

     11. Subsection 2.1(C)(ii) is hereby deleted in its entirety and the following subsection 2.1(C)(ii) is hereby substituted therefor:

          Each Fixed Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Floating Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

     12. A new subsection 2.1(C)(iii) is hereby inserted into the Loan Agreement, which subsection 2.1(C)(iii) shall read as follows:

          As provided in Section 2.1(B)(i) hereof, at the time of each request of a Borrowing of Fixed Rate Loans, Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Floating Rate Loans, on the last Business Day of each calendar month, and (b) in the case of Fixed Rate Loans, 1, 2, 3, or 6 months thereafter; provided, however, that:

               (a) any  Interest  Period for a Borrowing  of Floating  Rate
               Loans that otherwise would end after the Termination Date shall end on the Termination Date;

               (b) for any Borrowing of Fixed Rate Loans, Borrower may not select an Interest Period that extends the Termination Date;

               (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Fixed Rate Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and (d) for purposes of determining an Interest Period for a Borrowing of Fixed Rate Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     13. Subsections 2.1(D)(i) and (ii) are hereby deleted in their entirety and the following subsections 2.1(D)(i) and (ii) are hereby substituted therefor:

          (i) On the last day of an Interest Period for the Loan, upon three (3) prior Business Day's notice to Agent; or

          (ii) On any other Business Day, upon three (3) prior Business Day's notice to Agent, and provided Borrower shall pay to each Bank, on its demand, as compensation for a Bank's cost of reemploying funds acquired by such Bank to fund the Loan, an amount determined by such Bank in its sole discretion, equal to the excess, if any, of (a) the additional interest which, but for the prepayment, would have been payable on the prepaid Loan from the date of prepayment until the last day of the then current Interest Period applicable to the Loan, over (b) the interest amount, as reasonably determined by such Bank, that such Bank would have bid for deposits of alike amount for a period from the date of prepayment until the last day of the then current Interest Period applicable to that Loan. In addition Borrower shall pay to each Bank any loss, cost or expense a Bank may incur as a result of (x) Borrower's failure for any reason to make a Borrowing, or convert a Floating Rate Loan to a Fixed Rate Loan, on the date previously specified by Borrower, (y) Borrower's failure to prepay a Fixed Rate Loan on the date previously specified by Borrower, or (z) the payment or conversion of a Fixed Rate Loan on a date other than the last day of the Interest Period applicable thereto for any reason (including acceleration).

     14. The grid appearing in Section 2.8 of the Loan Agreement is hereby deleted in its entirety and the following grid is hereby substituted therefor:

                   S&P Rating       Moody's Rating      Facility Fee Rate
                   ----------       --------------      -----------------
                  Greater than       Greater than        Basis Points of
                  or Equal to:       or Equal to:           Aggregate
                                                           Commitment

      Level I        A                  A2                    15
      Level II       A-                 A3                    17.5
      Level III      BBB+               Baa1                  20
      Level IV       BBB                Baa2                  25
      Level V        BBB-               Baa3                  30


     15. Section 2.10 is hereby deleted in its entirety and the following subsection 2.10 is hereby substituted therefor:

          [Intentionally Omitted].

     16. A new Section 2.13 is hereby  inserted into the Loan  Agreement,  which
Section 2.13 shall read as follows:

          If on or prior to the first day of any Interest Period for any Borrowing of Fixed Rate Loans:

               (a) the Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to major banks in the eurodollar interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

               (b) a Bank reasonably determines and so advises the Agent that LIBOR as reasonably determined by the Agent will not adequately and fairly reflect the cost to such Bank of funding its Fixed Rate Loans or Loan for such Interest Period, then the Agent shall forthwith give notice thereof to Borrower and the Banks, whereupon until the Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Fixed Rate Loans shall be suspended.

     17. Section 5.3(C) of the Loan Agreement is hereby deleted in its entirety and the following new Section 5.3(C) is hereby substituted therefor:

          within forty-five (45) days after the end of each of the first three quarterly fiscal periods of Borrower, a consolidated unaudited balance sheet of Borrower, and the related statements of income and statements of cash flow, as of the close of such period, all of the foregoing prepared by Borrower in reasonable detail in accordance with GAAP applicable to interim financial statements and certified by Borrower's President or Treasurer as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby, subject to customary year-end adjustments.

     18. Section 8.1 of the Loan Agreement is hereby amended by deleting the reference to "Bryan G. Tabler, Senior Vice President, Corporate Secretary and General Counsel" and inserting in its place a reference to "William H. Henley, President".

     19. Section 8.5 of the Loan Agreement is hereby amended by changing the address for notices to the Agent or ABN AMRO to read as follows:

          Notices shall be sent to ABN AMRO or Agent per the notice information set forth on Schedule 1 hereto.

     20. Section 8.5 of the Loan Agreement is hereby amended by (i) in the notice information for the Borrower, replacing the reference to "Daniel L. Short, Treasurer" with a reference to "Director, Financial Services".

     21. A new Schedule 1 in the form of Schedule 1 hereto is hereby added to the Loan Agreement.

     22. The  number  "$30,000,000.00"  appearing  on the title page of the Loan
Agreement  is  hereby  deleted  and  the  number   "$15,000,000.00"   is  hereby
substituted in its place.

     23. The definition of "Aggregate Commitment" appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following definition is hereby substituted therefor:

          "Aggregate Commitment" means Fifteen Million and No/100 Dollars ($15,000,000.00), representing the aggregate Commitments of the Banks."

          Except as expressly amended hereby, the Loan Agreement and all other documents executed in connection therewith shall remain in full force and effect in accordance with their respective terms. The Loan Agreement, as amended hereby, and all rights and powers created thereby and thereunder or under such other documents are in all respects ratified and confirmed. From and after the date hereof, the Loan Agreement shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Loan Agreement shall continue in full force and effect in accordance with its terms and the Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument. On and after the date hereof the term "Agreement" as used in the Loan Agreement and all other references to the Loan Agreement in the Loan Agreement, the other documents executed in connection therewith and/or herewith or any other instrument, document or writing executed by the Borrower or any other person or furnished to the Agent and/or the Banks by the Borrower, or any other person in connection herewith or therewith, shall be deemed to be a reference to the Loan Agreement as hereby amended.

          As a condition precedent to the effectiveness of this Amendment, the Borrower shall pay to the Agent, for the benefit of the Banks based upon their Commitments, an amendment fee equal to two and one-half basis points (0.025%) of the aggregate Commitments in effect on the effective date hereof.

          On and as of the date hereof, the Borrower represents and warrants to the Agent and the Banks that:

              (a) Except for the litigation disclosed on Schedule II hereto to the extent such litigation could have a material adverse effect on the Borrower's financial condition, properties, or operations, the representations and warranties contained in this Amendment and the Loan Agreement are true and correct in all material respects, in each case as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date (and then as of such earlier date); and

              (b) Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result from the execution and delivery of this Amendment; and

              (c) The Borrower is, and will be, in full compliance with all of the material terms, conditions and all other provisions of this Amendment and the Financing Documents; and

              (d) This Amendment has been duly authorized, executed and delivered on its behalf, and both the Loan Agreement, both before being amended and supplemented hereby and as amended and supplemented hereby, and this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that a remedy or default may be determined by a court of competent jurisdiction to constitute a penalty and except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights or by general principles of equity.

          This Amendment shall be construed in accordance with and governed by the internal laws of the State of Illinois.

          This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed by facsimile, and each facsimile signature of a party hereto shall for all intents and purposes be deemed an original signature of such party.

          Except as otherwise specified herein, this Amendment embodies the entire agreement and understanding between the Borrower and the Banks with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

          This Amendment shall be binding upon and inure to the benefit of the Agent and the Banks and their successors and assigns and the Borrower and its permitted successors and assigns.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.



                                           INDIANAPOLIS POWER & LIGHT COMPANY


                                           By:/s/ William H. Henley
                                              ----------------------------------
                                                William H. Henley, President



                                           ABN AMRO BANK N.V., in its individual
                                                capacity as Agent and
                                                as a Bank


                                           By:/s/ Jeffrey Dodd
                                              ----------------------------------
                                              Name: Jeffrey Dodd
                                                    ----------------------------
                                                    Group Vice President


                                           By:/s/ Sonny K. Tran
                                              ----------------------------------
                                                Name:Sonny K. Tran
                                                     ---------------------------
                                                     Assistant Vice President

                                   SCHEDULE 1

                     AGENT'S NOTICE AND PAYMENT INFORMATION


                                Part A - Payments

Loan Repayments, Interest, Fees:

              ABN AMRO Bank N.V.
              New York, NY
              ABA # [__________________]
              F/O ABN AMRO Bank, N.V.
              Chicago Branch CPU
              Account # [____________________]
              Reference:  Agency Services  Indianapolis Power & Light Company


                                Part B - Notices

Notices related to commitments, covenants or extensions of expiry/termination dates:

              ABN AMRO Bank N.V.
              208 South LaSalle Street, Suite 1500
              Chicago, IL  60604-1003
              Attn: Agency Services
              E-Mail:   beata.konopko@abnamro.com
              FAX:     (312)-992-5157

              ABN AMRO Bank N.V.
              208 South LaSalle Street, Suite 1500
              Chicago, IL  60604-1003
              Attn: Credit Administration
              E-Mail: kenneth.keck@abnamro.com
              FAX:     312-992-5111

              ABN AMRO Bank N.V.
              135 South LaSalle Street, Suite 710
              Chicago, Illinois 60603
              Attn: Thomas Sterr
              E-Mail: thomas.sterr@abnamro.com
              FAX: (312)-904-6387

Notices related to Loans and Fees:

              ABN AMRO Bank N.V.
              208 South LaSalle Street, Suite 1500
              Chicago, IL  60604-1003
              Attn: Agency Services
              E-Mail:   beata.konopko@abnamro.com
              FAX:     312-992-5157

Address for all Required Executed Documentation and Financial Information:

              BN AMRO Bank N.V.
              08 South LaSalle Street, Suite 1500
              hicago, IL  60604-1003
              ttn: Credit Administration
              -Mail: kenneth.keck@abnamro.com
              AX:     312-992-5111

                             SCHEDULE II- LITIGATION

Indiana Utility Regulatory Commission Filing

On July 25, 2001, the IURC issued an order commencing a formal investigation regarding our ability to provide reasonable services to our customers. The order states that the IURC is concerned about the length of time it took us to restore service to our customers after two successive storms on July 8, 2001, caused major power outages. The storms on July 8 were the worst storms we experienced since 1992. A prehearing conference was held on August 20, 2001. In that meeting, the IURC announced that its evidentiary hearing would be completed by October 31, 2001, and a decision announced by the end of November. Although it is impossible to predict the outcome of the IURC's investigation, our management does not believe that this will have a material impact on IPL or on us.

On August 16, 2001, IPL filed a request with the Indiana Utility Regulatory Commission requesting permission to offer a one-time payment of $100 to any residential customer whose service was interrupted for more than 48 hours as a result of the storms. IPL's request was approved on September 5, 2001. Anticipated payments should occur within 60 days and we estimate total payments to be approximately $2.0 to $3.0 million.

Legal Proceedings

On July 25, 2001, the IURC issued an order commencing a formal investigation regarding our ability to provide reasonable services to our customers. See "--Regulatory Matters--Indiana Utility Regulatory Commission Filing."

IPL has been named as a defendant in approximately 25 lawsuits alleging personal injury or wrongful death stemming from exposure to asbestos and asbestos containing products formerly located in IPL power plants. IPL has been named as a "premises defendant" in that IPL did not mine, manufacture, distribute or install asbestos or asbestos containing products. These suits have been brought on behalf of persons who worked for contractors or subcontractors hired by IPL. Many of the primary defendants--the asbestos manufacturers--have filed for bankruptcy protection, and it is expected that many of the remaining manufacturers will also be forced into bankruptcy. IPL may have insurance coverage for these claims; currently, these cases are being defended by counsel retained by various insurers who wrote "occurrence" coverage policies applicable to the period of time during which much of the exposure has been alleged.
Although we do not believe that any of the pending asbestos suits in which IPL is a named defendant will have a material adverse effect on our business or operations, we are unable to predict the number or effect any additional suits may have, or the consequences to IPL of the bankruptcy of the asbestos manufacturers; accordingly, we cannot assure you that any additional suits will not have a material effect on our business or operations.

In addition to the foregoing, we are a defendant in various actions relating to various aspects of our business. While it is impossible to predict the ultimate disposition of any litigation, we do not believe that any of these lawsuits, either individually or in the aggregate, will have a material adverse effect on our financial condition, results of operations or liquidity.

                                                                EXHIBIT 10.10(1)

                        FIRST AMENDMENT TO LOAN AGREEMENT

          This First Amendment to Loan Agreement (this "Amendment") dated as of October 31, 2001, by and among Indianapolis Power & Light Company, an Indiana corporation with its principal place of business at One Monument Circle, Indianapolis, Indiana 46204 ("Borrower"), each of the financial institutions from time to time party to the below defined Loan Agreement (each a "Bank" and collectively, the "Banks"), and ABN AMRO Bank N.V. in its capacity as administrative agent for the Banks (in such capacity, the "Agent").

                                WITNESSETH THAT:

          WHEREAS, the Borrower, the Banks and the Agent are party to that certain Loan Agreement dated as of November 1, 2000, (together with all exhibits, schedules, attachments, appendices and amendments thereof, the "Loan Agreement"); and

          WHEREAS, Union Planters Bank National Association has decided not to extend its commitment under the Loan Agreement and, accordingly, as of the effective date of this Amendment it is no longer obligated to extend credit to the Borrower pursuant to the terms of the Loan Agreement; and

          WHEREAS, the Borrower has requested that, among other things, the Loan Agreement be extended for an additional year and the Banks are agreeable to such request upon, and subject to, the terms set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Banks and the Agent hereby agree as follows:

     1. The reference to "Union Planters Bank National Association" in the title page is hereby deleted.

     2. The definition of "Fixed Rate" appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

     3. The definition of "Fixed Rate Loan" appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following definition is hereby substituted therefor:

          "Fixed Rate Loan" means a Loan bearing interest at the rate described in 2.1(C)(ii) hereof.

     4. The definition of "Floating Rate" appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following definition is hereby substituted therefor:

          "Floating Rate" means the rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (.0625%)) equal to the greater of (a) the Base Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus fifty-five basis points (0.55%).

     5. The definition of "Notes" appearing in Section 1.1 of the Loan Agreement is hereby amended by deleting reference to the "Union Planters Note".

     6. The definition of "Union Planters Note" appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

     7. The following definitions are hereby inserted into Section 1.1 of the Loan Agreement in proper alphabetical order:

          "Adjusted LIBOR" means, for any Borrowing of Fixed Rate Loans, a rate per annum determined in accordance with the following formula:

            Adjusted       LIBOR =               LIBOR
                                      -----------------------------------
                                       1 - Eurodollar Reserve Percentage

          "Applicable Margin" means the margin to be added to Adjusted LIBOR to determine the interest rate applicable to a Fixed Rate Loan, such margin to be determined based upon the following grid:

                             S&P Rating      Moody's Rating    Applicable Margin
                             ----------      --------------    -----------------
                            Greater than      Greater than     (in Basis Points)
                            or Equal to:      or Equal to:

              Level I          A-                A3                  50
              Level II         BBB               Baa2                75
              Level III        BBB-              Baa3                100


          In the event that the S&P Rating and Moody's Rating are not at the same Level, the Applicable Margin shall be determined on the basis of the higher of the two ratings unless there is more than one Level differential between such ratings in which event the Applicable Margin shall be determined using the middle Level.

          "Applicable Telerate Page" means the display page designated as "Page 3750" on the Telerate Service (or such other pages as may replace any such page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars).

          "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Loans are made severally by and maintained ratably for each of the Banks according to their share of the aggregate Commitments. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by Borrower pursuant to Section 2.1(B).

          "Eurodollar Reserve Percentage" means for an Borrowing of Fixed Rate Loans from any Bank, the daily average for the applicable Interest Period of the actual effective rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are maintained by such Bank during such Interest Period pursuant to Regulation D of the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Fixed Rate Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Fixed Rate Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

          "Interest Period" is defined in Section 2.1(C)(iii) hereof.

          "LIBOR" means, for an Interest Period for a Borrowing of Fixed Rate Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetical average of the rates of interest per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) at which deposits in U.S. Dollars, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Fixed Rate Loan scheduled to be made by each Lender as part of such Borrowing.

          "LIBOR Index Rate" means, for any Interest  Period,  the rate per annum (rounded upwards, if necessary, to the next higher one-sixteenth of one percent) for deposits in U.S. Dollars for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Fixed Rate Loan scheduled to be made by each Lender as part of such Borrowing, which appears on the Applicable Telerate Page as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

          "Moody's Rating" means the issuer rating assigned by Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency to the Borrower (or if neither Moody's Investors Service, Inc. nor any such successor shall be in the business of providing issuer ratings, a nationally recognized rating agency in the United States of America as mutually agreed between the Banks and Borrower). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

          "S&P Rating" means the rating assigned by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower (or, if neither such division nor any successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the United States as mutually agreed between the Banks and Borrower). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

     8. The date "October 31, 2001" appearing in the definition of "Termination Date" in Section 1.1 of the Loan Agreement is hereby deleted and the date "October 30, 2002" is hereby substituted therefor.

     9. The proviso appearing in the last sentence of Section 2.1(A) is hereby deleted in its entirety.

     10. Subsection 2.1(B) is hereby deleted in its entirety and the following subsection 2.1(B) is hereby substituted therefor:

          (B) Manner of Borrowing Loans and Designating Interest Rates Applicable to Loans

               (i) Notice to Agent. The Borrower shall give notice to the Agent by no later than 12:00 noon (New York time) (i) at least three
               (3) Business Days before the date on which Borrower requests the Banks to advance a Borrowing of Fixed Rate Loans, or (ii) on the date on which Borrower requests the Banks to advance a Borrowing of Floating Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.1's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Fixed Rate Loans, on the last day of the Interest Period applicable thereto, Borrower may continue part or all of such Borrowing as Fixed Rate Loans for an Interest Period or Interest Periods specified by Borrower or convert part or all of such Borrowing into Floating Rate Loans, and (ii) if such Borrowing is of Floating Rate Loans, on any Business Day, Borrower may convert all or part of such Borrowing into Fixed Rate Loans for an Interest Period or Interest Periods specified by Borrower. Borrower shall give all such notices requesting, the advance, continuation, or conversion of a Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Fixed Rate Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Fixed Rate Loans into Floating Rate Loans or of Floating Rate Loans into Fixed Rate Loans must be given by no later than 12:00 noon (New York time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall be irrevocable once given and shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Fixed Rate Loans, the Interest Period applicable thereto. Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an authorized representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon. There may be no more than six different Interest Periods in effect at any one time, provided that for purposes of determining the number of Interest Periods in effect at any one time, all Floating Rate Loans shall be deemed to have one and the same Interest Period.

               (ii) Notice to the Banks. The Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from Borrower received pursuant to Section 2.1(B)(i) above. The Agent shall give notice to Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Floating Rate Loans.

               (iii) Borrower' Failure to Notify. If Borrower fails to give notice pursuant to Section 2.1(B)(i) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Fixed Rate Loans before the last day of its then current Interest Period within the period required by Section 2.1(B)(i) and has not notified the Agent within the period required by Section 2.1(D) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Floating Rate Loans, subject to Section 3.1 hereof. The Agent shall promptly notify the Banks of Borrower's failure to so give a notice under Section 2.1(B)(i).

               (iv) Disbursement of Loans. Not later than 12:00 noon (New York time) on the date of any requested advance of a new Borrowing of Fixed Rate Loans, and not later than 2:00 p.m. (New York time) on the date of any requested advance of a new Borrowing of Floating Rate Loans, subject to Section 6 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in New York, New York. The Agent shall make available to Borrower Loans at the Administrative Agent's principal office in New York, New York or such other office as the Agent has previously agreed in writing to with Borrower, in each case in the type of funds received by the Agent from the Banks.

               (v) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date two (2) Business Days after payment by such Bank is due hereunder, the Federal Funds Effective Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Bank to the date such payment is made by such Bank, the Floating Rate in effect for each such day. If such amount is not received from such Bank by the Agent immediately upon demand, Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

     11. Subsection 2.1(C)(ii) is hereby deleted in its entirety and the following subsection 2.1(C)(ii) is hereby substituted therefor:

          Each Fixed Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Floating Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

     12. A new subsection 2.1(C)(iii) is hereby inserted into the Loan Agreement, which subsection 2.1(C)(iii) shall read as follows:

          As provided in Section 2.1(B)(i) hereof, at the time of each request of a Borrowing of Fixed Rate Loans, Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Floating Rate Loans, on the last Business Day of each calendar month, and (b) in the case of Fixed Rate Loans, 1, 2, 3, or 6 months thereafter; provided, however, that:

               (a) any  Interest  Period for a Borrowing  of Floating  Rate
               Loans that otherwise would end after the Termination Date shall end on the Termination Date;

               (b) for any Borrowing of Fixed Rate Loans, Borrower may not select an Interest Period that extends the Termination Date;

               (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Fixed Rate Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and (d) for purposes of determining an Interest Period for a Borrowing of Fixed Rate Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     13. Subsections 2.1(D)(i) and (ii) are hereby deleted in their entirety and the following subsections 2.1(D)(i) and (ii) are hereby substituted therefor:

          (i) On the last day of an Interest Period for the Loan, upon three (3) prior Business Day's notice to Agent; or

          (ii) On any other Business Day, upon three (3) prior Business Day's notice to Agent, and provided Borrower shall pay to each Bank, on its demand, as compensation for a Bank's cost of reemploying funds acquired by such Bank to fund the Loan, an amount determined by such Bank in its sole discretion, equal to the excess, if any, of (a) the additional interest which, but for the prepayment, would have been payable on the prepaid Loan from the date of prepayment until the last day of the then current Interest Period applicable to the Loan, over (b) the interest amount, as reasonably determined by such Bank, that such Bank would have bid for deposits of alike amount for a period from the date of prepayment until the last day of the then current Interest Period applicable to that Loan. In addition Borrower shall pay to each Bank any loss, cost or expense a Bank may incur as a result of (x) Borrower's failure for any reason to make a Borrowing, or convert a Floating Rate Loan to a Fixed Rate Loan, on the date previously specified by Borrower, (y) Borrower's failure to prepay a Fixed Rate Loan on the date previously specified by Borrower, or (z) the payment or conversion of a Fixed Rate Loan on a date other than the last day of the Interest Period applicable thereto for any reason (including acceleration).

     14. The grid appearing in Section 2.8 of the Loan Agreement is hereby deleted in its entirety and the following grid is hereby substituted therefor:

                   S&P Rating       Moody's Rating      Facility Fee Rate
                   ----------       --------------      -----------------
                  Greater than       Greater than        Basis Points of
                  or Equal to:       or Equal to:           Aggregate
                                                           Commitment

      Level I        A                  A2                    15
      Level II       A-                 A3                    17.5
      Level III      BBB+               Baa1                  20
      Level IV       BBB                Baa2                  25
      Level V        BBB-               Baa3                  30


     15. Section 2.10 is hereby deleted in its entirety and the following subsection 2.10 is hereby substituted therefor:

          [Intentionally Omitted].

     16. A new Section 2.13 is hereby  inserted into the Loan  Agreement,  which
Section 2.13 shall read as follows:

          If on or prior to the first day of any Interest Period for any Borrowing of Fixed Rate Loans:

               (a) the Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to major banks in the eurodollar interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

               (b) a Bank reasonably determines and so advises the Agent that LIBOR as reasonably determined by the Agent will not adequately and fairly reflect the cost to such Bank of funding its Fixed Rate Loans or Loan for such Interest Period, then the Agent shall forthwith give notice thereof to Borrower and the Banks, whereupon until the Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Fixed Rate Loans shall be suspended.

     17. Section 5.3(C) of the Loan Agreement is hereby deleted in its entirety and the following new Section 5.3(C) is hereby substituted therefor:

          within forty-five (45) days after the end of each of the first three quarterly fiscal periods of Borrower, a consolidated unaudited balance sheet of Borrower, and the related statements of income and statements of cash flow, as of the close of such period, all of the foregoing prepared by Borrower in reasonable detail in accordance with GAAP applicable to interim financial statements and certified by Borrower's President or Treasurer as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby, subject to customary year-end adjustments.

     18. Section 8.1 of the Loan Agreement is hereby amended by deleting the reference to "Bryan G. Tabler, Senior Vice President, Corporate Secretary and General Counsel" and inserting in its place a reference to "William H. Henley, President".

     19. Section 8.5 of the Loan Agreement is hereby amended by changing the address for notices to the Agent or ABN AMRO to read as follows:

          Notices shall be sent to ABN AMRO or Agent per the notice information set forth on Schedule 1 hereto.

     20. Section 8.5 of the Loan Agreement is hereby amended by (i) in the notice information for the Borrower, replacing the reference to "Daniel L. Short, Treasurer" with a reference to "Director, Financial Services".

     21. A new Schedule 1 in the form of Schedule 1 hereto is hereby added to the Loan Agreement.

     22. The  number  "$30,000,000.00"  appearing  on the title page of the Loan
Agreement  is  hereby  deleted  and  the  number   "$15,000,000.00"   is  hereby
substituted in its place.

     23. The definition of "Aggregate Commitment" appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following definition is hereby substituted therefor:

          "Aggregate Commitment" means Fifteen Million and No/100 Dollars ($15,000,000.00), representing the aggregate Commitments of the Banks."

          Except as expressly amended hereby, the Loan Agreement and all other documents executed in connection therewith shall remain in full force and effect in accordance with their respective terms. The Loan Agreement, as amended hereby, and all rights and powers created thereby and thereunder or under such other documents are in all respects ratified and confirmed. From and after the date hereof, the Loan Agreement shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Loan Agreement shall continue in full force and effect in accordance with its terms and the Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument. On and after the date hereof the term "Agreement" as used in the Loan Agreement and all other references to the Loan Agreement in the Loan Agreement, the other documents executed in connection therewith and/or herewith or any other instrument, document or writing executed by the Borrower or any other person or furnished to the Agent and/or the Banks by the Borrower, or any other person in connection herewith or therewith, shall be deemed to be a reference to the Loan Agreement as hereby amended.

          As a condition precedent to the effectiveness of this Amendment, the Borrower shall pay to the Agent, for the benefit of the Banks based upon their Commitments, an amendment fee equal to two and one-half basis points (0.025%) of the aggregate Commitments in effect on the effective date hereof.

          On and as of the date hereof, the Borrower represents and warrants to the Agent and the Banks that:

              (a) Except for the litigation disclosed on Schedule II hereto to the extent such litigation could have a material adverse effect on the Borrower's financial condition, properties, or operations, the representations and warranties contained in this Amendment and the Loan Agreement are true and correct in all material respects, in each case as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date (and then as of such earlier date); and

              (b) Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result from the execution and delivery of this Amendment; and

              (c) The Borrower is, and will be, in full compliance with all of the material terms, conditions and all other provisions of this Amendment and the Financing Documents; and

              (d) This Amendment has been duly authorized, executed and delivered on its behalf, and both the Loan Agreement, both before being amended and supplemented hereby and as amended and supplemented hereby, and this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that a remedy or default may be determined by a court of competent jurisdiction to constitute a penalty and except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights or by general principles of equity.

          This Amendment shall be construed in accordance with and governed by the internal laws of the State of Illinois.

          This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed by facsimile, and each facsimile signature of a party hereto shall for all intents and purposes be deemed an original signature of such party.

          Except as otherwise specified herein, this Amendment embodies the entire agreement and understanding between the Borrower and the Banks with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

          This Amendment shall be binding upon and inure to the benefit of the Agent and the Banks and their successors and assigns and the Borrower and its permitted successors and assigns.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.



                                           INDIANAPOLIS POWER & LIGHT COMPANY


                                           By:/s/William H. Henley
                                              ----------------------------------
                                                William H. Henley, President



                                           ABN AMRO BANK N.V., in its individual
                                                capacity as Agent and
                                                as a Bank


                                           By:/s/Jeffrey Dodd
                                              ----------------------------------
                                              Name: Jeffrey Dodd
                                                    ----------------------------
                                                    Group Vice President


                                           By:/s/Sonny K. Tran
                                              ----------------------------------
                                                Name:Sonny K. Tran
                                                     ---------------------------
                                                     Assistant Vice President

                                   SCHEDULE 1

                     AGENT'S NOTICE AND PAYMENT INFORMATION


                                Part A - Payments

Loan Repayments, Interest, Fees:

              ABN AMRO Bank N.V.
              New York, NY
              ABA # [__________________]
              F/O ABN AMRO Bank, N.V.
              Chicago Branch CPU
              Account # [____________________]
              Reference:  Agency Services  Indianapolis Power & Light Company


                                Part B - Notices

Notices related to commitments, covenants or extensions of expiry/termination dates:

              ABN AMRO Bank N.V.
              208 South LaSalle Street, Suite 1500
              Chicago, IL  60604-1003
              Attn: Agency Services
              E-Mail:   beata.konopko@abnamro.com
              FAX:     (312)-992-5157

              ABN AMRO Bank N.V.
              208 South LaSalle Street, Suite 1500
              Chicago, IL  60604-1003
              Attn: Credit Administration
              E-Mail: kenneth.keck@abnamro.com
              FAX:     312-992-5111

              ABN AMRO Bank N.V.
              135 South LaSalle Street, Suite 710
              Chicago, Illinois 60603
              Attn: Thomas Sterr
              E-Mail: thomas.sterr@abnamro.com
              FAX: (312)-904-6387

Notices related to Loans and Fees:

              ABN AMRO Bank N.V.
              208 South LaSalle Street, Suite 1500
              Chicago, IL  60604-1003
              Attn: Agency Services
              E-Mail:   beata.konopko@abnamro.com
              FAX:     312-992-5157

Address for all Required Executed Documentation and Financial Information:

              BN AMRO Bank N.V.
              08 South LaSalle Street, Suite 1500
              hicago, IL  60604-1003
              ttn: Credit Administration
              -Mail: kenneth.keck@abnamro.com
              AX:     312-992-5111

                             SCHEDULE II- LITIGATION

Indiana Utility Regulatory Commission Filing

On July 25, 2001, the IURC issued an order commencing a formal investigation regarding our ability to provide reasonable services to our customers. The order states that the IURC is concerned about the length of time it took us to restore service to our customers after two successive storms on July 8, 2001, caused major power outages. The storms on July 8 were the worst storms we experienced since 1992. A prehearing conference was held on August 20, 2001. In that meeting, the IURC announced that its evidentiary hearing would be completed by October 31, 2001, and a decision announced by the end of November. Although it is impossible to predict the outcome of the IURC's investigation, our management does not believe that this will have a material impact on IPL or on us.

On August 16, 2001, IPL filed a request with the Indiana Utility Regulatory Commission requesting permission to offer a one-time payment of $100 to any residential customer whose service was interrupted for more than 48 hours as a result of the storms. IPL's request was approved on September 5, 2001. Anticipated payments should occur within 60 days and we estimate total payments to be approximately $2.0 to $3.0 million.

Legal Proceedings

On July 25, 2001, the IURC issued an order commencing a formal investigation regarding our ability to provide reasonable services to our customers. See "--Regulatory Matters--Indiana Utility Regulatory Commission Filing."

IPL has been named as a defendant in approximately 25 lawsuits alleging personal injury or wrongful death stemming from exposure to asbestos and asbestos containing products formerly located in IPL power plants. IPL has been named as a "premises defendant" in that IPL did not mine, manufacture, distribute or install asbestos or asbestos containing products. These suits have been brought on behalf of persons who worked for contractors or subcontractors hired by IPL. Many of the primary defendants--the asbestos manufacturers--have filed for bankruptcy protection, and it is expected that many of the remaining manufacturers will also be forced into bankruptcy. IPL may have insurance coverage for these claims; currently, these cases are being defended by counsel retained by various insurers who wrote "occurrence" coverage policies applicable to the period of time during which much of the exposure has been alleged.
Although we do not believe that any of the pending asbestos suits in which IPL is a named defendant will have a material adverse effect on our business or operations, we are unable to predict the number or effect any additional suits may have, or the consequences to IPL of the bankruptcy of the asbestos manufacturers; accordingly, we cannot assure you that any additional suits will not have a material effect on our business or operations.

In addition to the foregoing, we are a defendant in various actions relating to various aspects of our business. While it is impossible to predict the ultimate disposition of any litigation, we do not believe that any of these lawsuits, either individually or in the aggregate, will have a material adverse effect on our financial condition, results of operations or liquidity.

                                                                Exhibit 10.10(2)

                       SECOND AMENDMENT TO LOAN AGREEMENT

          This Second Amendment to Loan Agreement (this "Amendment") dated as of November 13, 2001, by and among Indianapolis Power & Light Company, an Indiana corporation with its principal place of business at One Monument Circle, Indianapolis, Indiana 46204 ("Borrower"), each of the financial institutions from time to time party to the below defined Loan Agreement (each a "Bank" and collectively, the "Banks"), and ABN AMRO Bank N.V. in its capacity as administrative agent for the Banks (in such capacity, the "Agent").

                                WITNESSETH THAT:

          WHEREAS, the Borrower, the Banks and the Agent are party to that certain Loan Agreement dated as of November 1, 2000, as amended by that certain First Amendment to Loan Agreement dated as of October 31, 2001 (together with all exhibits, schedules, attachments, appendices and amendments thereof, the "Loan Agreement"); and

          WHEREAS, National City Bank of Indiana has decided to become a Bank under the Loan Agreement with a Commitment in the amount of $15,000,000.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Banks and the Agent hereby agree as follows:

   1. The definition of "Notes" appearing in Section 1.1 of the Loan Agreement is hereby amended by inserting a reference to the "National City Note" after the reference to the ABN AMRO Note.

   2. The definition of "Moody's Rating" appearing in Section 1.1 of the Loan Agreement is hereby amended in its entirety to be and to read as follows.

         "Moody's Rating" means the rating assigned by Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior secured non-credit enhanced long-term indebtedness of the Borrower (or, if neither Moody's Investors Service, Inc. nor any successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the United States as mutually agreed between the Banks and Borrower). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

   3. The definition of "S&P Rating" appearing in Section 1.1 of the Loan Agreement is hereby amended by changing the word "unsecured" appearing in such Section to "secured".

   4. The following definition is hereby inserted into Section 1.1 of the Loan Agreement in proper alphabetical order:

         "National City Note" means the Revolving Line of Credit Promissory Note (Unsecured) in the amount of Fifteen Million and no/100ths Dollars ($15,000,000.00) dated effective as of November 13, 2001 executed by Borrower in favor of National City Bank of Indiana substantially in the form (with appropriate insertions) of Exhibit A attached to this Agreement, and any replacement or substitute promissory note issued by Borrower to National City Bank of Indiana pursuant to this Agreement.

   5. Section 8.5 of the Loan Agreement is hereby amended by deleting the notice information for Union Planters Bank and inserting in its place the following notice information for National City Bank of Indiana:

         If to National City Bank of Indiana:

         National City Bank of Indiana, Suite 200E
         Indianapolis,  IN  46255
         Attention: Tracy J. Venable
         Phone 317-267-7066
         Fax 317-267-8899

   6. The number "$15,000,000.00" appearing on the title page of the Loan Agreement is hereby deleted and the number "$30,000,000.00" is hereby substituted in its place.

   7. The definition of "Aggregate Commitment" appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following definition is hereby substituted therefor:

         "Aggregate   Commitment"  means  Thirty  Million  and  No/100
         Dollars   ($30,000,000.00),    representing   the   aggregate
         Commitments of the Banks."

   8. On the effective date of this Amendment, National City Bank of Indiana shall become a Bank under the Loan Agreement with a Commitment of $15,000,000, and shall have all of the rights and obligations of a Bank thereunder.

          Except as expressly amended hereby, the Loan Agreement and all other documents executed in connection therewith shall remain in full force and effect in accordance with their respective terms. The Loan Agreement, as amended hereby, and all rights and powers created thereby and thereunder or under such other documents are in all respects ratified and confirmed. From and after the date hereof, the Loan Agreement shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Loan Agreement shall continue in full force and effect in accordance with its terms and the Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument. On and after the date hereof the term "Agreement" as used in the Loan Agreement and all other references to the Loan Agreement in the Loan Agreement, the other documents executed in connection therewith and/or herewith or any other instrument, document or writing executed by the Borrower or any other person or furnished to the Agent and/or the Banks by the Borrower, or any other person in connection herewith or therewith, shall be deemed to be a reference to the Loan Agreement as hereby amended.

          On and as of the date hereof, the Borrower represents and warrants to the Agent and the Banks that:

     (i) Except for the litigation disclosed on Schedule II of the First Amendment to Loan Agreement to the extent such litigation could have a material adverse effect on the Borrower's financial condition, properties, or operations, the representations and warranties contained in this Amendment and the Loan Agreement are true and correct in all material respects, in each case as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date (and then as of such earlier date); and

     (ii) Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result from the execution and delivery of this Amendment; and

     (iii)The Borrower is, and will be, in full compliance with all of the material terms, conditions and all other provisions of this Amendment and the Financing Documents; and

     (iv) This Amendment has been duly authorized, executed and delivered on its behalf, and both the Loan Agreement, both before being amended and supplemented hereby and as amended and supplemented hereby, and this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that a remedy or default may be determined by a court of competent jurisdiction to constitute a penalty and except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights or by general principles of equity.

          This Amendment shall be construed in accordance with and governed by the internal laws of the State of Illinois.

          This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed by facsimile, and each facsimile signature of a party hereto shall for all intents and purposes be deemed an original signature of such party.

          Except as otherwise specified herein, this Amendment embodies the entire agreement and understanding between the Borrower and the Banks with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

          This Amendment shall be binding upon and inure to the benefit of the Agent and the Banks and their successors and assigns and the Borrower and its permitted successors and assigns.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.


                                    INDIANAPOLIS POWER & LIGHT COMPANY


                                    By:/s/ William H. Henley
                                       -----------------------------------------
                                       William H. Henley, President


                                    NATIONAL CITY BANK OF INDIANA


                                    By:/s/ Tracy J. Venable
                                       -----------------------------------------
                                       Name: Tracy J. Venable, VP
                                            ------------------------------------


                                    ABN AMRO BANK N.V., in its capacity as Agent


                                    By:/s/ Mark R. Lasek
                                       -----------------------------------------
                                       Name: Mark R. Lasek
                                             Senior Vice President & Managing
                                               Director
                                            ------------------------------------


                                    By:/s/ Frank T.J. Van Deur
                                         ---------------------------------------
                                       Name: Frank T.J. Van Deur
                                             Assistant Vice President
                                            ------------------------------------